EXECUTION VERSION

CONFIDENTIAL

CREDIT AGREEMENT
Dated as of December 18, 2013,
Among
APOLLO MANAGEMENT HOLDINGS, L.P.,
as the Term Facility Borrower and a Revolving Facility Borrower,
THE AFFILIATES OF APOLLO MANAGEMENT HOLDINGS, L.P. PARTY HERETO,
as other Revolving Facility Borrowers,
THE GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO,
THE ISSUING BANKS PARTY HERETO, and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
_________________
J.P. MORGAN SECURITIES, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS CAPITAL, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., RBC CAPITAL MARKETS, UBS SECURITIES LLC, and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,
and
JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., CREDIT SUISSE AG, GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., ROYAL BANK OF CANADA, UBS SECURITIES LLC, and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

i

Exhibits and Schedules:

Exhibit A    Form of Assignment and Acceptance
Exhibit B    Form of Administrative Questionnaire
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Swingline Borrowing Request
Exhibit E    Form of Interest Election Request
Exhibit F    Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit G    Form of Guarantor Joinder Agreement
Exhibit H    Non-Bank Tax Certificate

Schedule 1.01    Designated Lenders on Closing Date
Schedule 2.01    Commitments and Loans
Schedule 6.01    Indebtedness
Schedule 6.02(a)    Liens
Schedule 9.01    Notice Information

This CREDIT AGREEMENT, dated as of December 18, 2013 (this “Agreement”), is among (i) APOLLO MANAGEMENT HOLDINGS, L.P., a Delaware limited partnership, as the borrower of the Term Loans (as defined below) hereunder (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) APOLLO MANAGEMENT, L.P., a Delaware limited partnership, APOLLO CAPITAL MANAGEMENT, L.P., a Delaware limited partnership, APOLLO INTERNATIONAL MANAGEMENT, L.P., a Delaware limited partnership, AAA HOLDINGS, L.P., a Guernsey limited partnership, APOLLO PRINCIPAL HOLDINGS I, L.P., a Delaware limited partnership, APOLLO PRINCIPAL HOLDINGS II, L.P., a Delaware limited partnership, APOLLO PRINCIPAL HOLDINGS III, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS IV, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS V, L.P., a Delaware limited partnership, APOLLO PRINCIPAL HOLDINGS VI, L.P., a Delaware limited partnership, APOLLO PRINCIPAL HOLDINGS VII, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS VIII, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS IX L.P., a Cayman Islands exempted limited partnership, ST HOLDINGS GP, LLC, a Delaware limited liability company, and ST MANAGEMENT HOLDINGS, LLC, a Delaware limited liability company (such entities, together with APOLLO MANAGEMENT HOLDINGS, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers”); (iii) the GUARANTORS (as defined below) party hereto from time to time; (iv) the LENDERS (as defined below) party hereto from time to time; (v) the ISSUING BANKS (as defined below) party hereto from time to time; and (vi) JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrowers have requested that the Lenders extend credit hereunder and the Issuing Banks issue Letters of Credit, and the Lenders and the Issuing Banks are willing to do so on the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
Article I

Definitions
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or the successor thereto if the British Bankers’ Association is no longer making a LIBO Rate available) for deposits in Dollars (as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion). Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Affiliate Lender” shall have the meaning assigned to such term in Section 9.04(i).
“AGM Closing Date Term B Loans” shall mean the $271,727,272.73 of Closing Date Term B Loans extended by Apollo Principal Holdings V, L.P. to the Term Facility Borrower on the Closing Date pursuant to Section 2.01(a).
“AGM Fund” shall mean any existing or future pooled investment vehicle sponsored or managed by affiliates of any Group Member and any separate or managed account managed by affiliates of any Group Member that primarily makes investments similar to those made by investment funds. For purposes hereof, “AGM Fund” shall also include related master-feeder funds, parallel funds, co-investment partnerships and alternative investment vehicles established with respect to the foregoing.
“AGM Group” shall mean the Public Company and the Group Members.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.
“Alternate Currency” shall mean, with respect to any Letter of Credit, Canadian Dollars, Euros, Pound Sterling, and any other currency other than Dollars as may be acceptable to the Administrative Agent and the applicable Issuing Banks with respect thereto in their sole discretion.
“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Alternate Currency with such Dollars.
“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.
“Applicable Commitment Fee” shall mean for any day (i) with respect to any undrawn Initial Revolving Facility Commitments, the applicable rate per annum set forth below, based upon the (public or private) corporate rating assigned to the Public Company by S&P, as in effect on such date:

Rating	Applicable Commitment Fee
≥ A	0.125%
A-	0.15%
BBB+	0.20%
BBB or lower (or unrated)	0.25%

and (ii) with respect to any Commitment to make Other Revolving Loans, the “Applicable Commitment Fee” set forth in the Incremental Assumption Agreement relating thereto.
If the corporate rating established by S&P for the Public Company shall be changed (other than as a result of a change in S&P’s rating system), such change shall be effective as of the date on which it is first announced by S&P, irrespective of when notice of such change shall have been furnished to the Administrative Agent and the Lenders. Each change in the Applicable Commitment Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If S&P’s rating system shall change, or if S&P shall cease to be in the business of rating corporate obligors, the Revolving Facility Borrowers and the Revolving Facility Lenders (acting via a majority) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P.
“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).
“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan and any Initial Revolving Loan, the applicable rate per annum set forth below under the caption “Eurocurrency Loans” or “ABR Loans”, as the case may be, based upon the (public or private) corporate rating assigned to the Public Company by S&P, as in effect on such date:

Rating	Eurocurrency Loans	ABR Loans
≥ A	1.125%	0.125%
A-	1.25%	0.25%
BBB+	1.50%	0.50%
BBB or lower (or unrated)	1.75%	0.75%

and (ii) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.
If the corporate rating established by S&P for the Public Company shall be changed (other than as a result of a change in S&P’s rating system), such change shall be effective as of the date on which it is first announced by S&P, irrespective of when notice of such change shall have been furnished to the Administrative Agent and the Lenders. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If S&P’s rating system shall change, or if S&P shall cease to be in the business of rating corporate obligors, the Borrowers and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P.
“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).
“Assets Under Management” shall mean any and all fee-paying (via management, monitoring or advisory fees) investment funds, products, managed accounts or other investments managed or advised (including with respect to capital permitted to be called from investors pursuant to the terms of relevant capital commitments) by the Group Members, and shall include, without limitation, the sum of: (i) the fair value of private equity investments, plus the capital permitted to be called from investors pursuant to the terms of relevant capital commitments, plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund; (ii) the net asset value of credit funds (other than certain collateralized loan obligations) measured by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligation and collateralized debt obligation credit funds with a fee-generating basis (other than mark-to-market asset), plus used or available leverage and/or capital commitments; (iii) the gross asset value or net asset value of real estate entities and structured portfolio company investments included within the managed funds, which shall include the leverage used by such structured portfolio companies; (iv) the incremental value associated with the reinsurance investments of the managed portfolio company assets; and (v) the fair value of any other managed investments plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment, plus any other capital commitments available for investment that are not otherwise included in the clauses above.
“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the applicable Borrower(s) (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the applicable Borrower(s).
“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.
“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.
“Back-to-Back Lending Facilities” shall mean credit facilities made available to the Group Members or their Affiliates for the purpose of funding loans or advances to employees or Affiliates of the Group Members or their Affiliates the proceeds of which are invested in funds managed by the Group Members.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal law for the relief of debtors.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is not a corporation and is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.
“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” shall mean (a) in the case of Eurocurrency Loans, $1,000,000, (b) in the case of ABR Loans, $1,000,000 and (c) in the case of Swingline Loans, $500,000.
“Borrowing Multiple” shall mean (a) in the case of Eurocurrency Loans, $500,000, (b) in the case of ABR Loans, $250,000 and (c) in the case of Swingline Loans, $100,000.
“Borrowing Request” shall mean a request by the applicable Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or another form approved by the Administrative Agent.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.
“Capital Lease” shall mean, as applied to any person, any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that person.
“Capitalized Lease Obligations” shall mean, as applied to any person, all obligations under Capital Leases of such person or any of its subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
“Cash Collateral” shall mean the collective reference to (a) all cash, instruments, securities, other financial assets and funds deposited from time to time in the Cash Collateral Account; (b) all investments of funds in the Cash Collateral Account and all instruments, securities and other financial assets evidencing such investments; (c) all interest, dividends, cash, instruments, securities and other financial assets and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing; and (d) any security entitlement to any of the foregoing.
“Cash Collateral Account” shall mean, collectively, any accounts as may be agreed by the Administrative Agent and the Term Facility Borrower established at the office of JPMorgan Chase Bank, N.A., for the Administrative Agent as entitlement holder thereto, and designated “JP Morgan Chase Bank N.A., Apollo Management Holdings, L.P., Cash Collateral Account” and “JP Morgan Chase Bank N.A., Apollo Management Holdings, L.P., Permanent Cash Collateral Account” respectively (or such other designation as may be agreed between the Administrative Agent and the Term Facility Borrower), with such abbreviations as may be required to comply with JPMorgan Chase Bank N.A.’s operating systems.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Lenders, as collateral for Revolving Facility Credit Exposure (other than Revolving L/C Exposure), Cash Collateral, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and “Cash Collateralization” shall have a meaning correlative thereto.
“Cash Management Agreement” shall mean any agreement to provide to any Group Member cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services, in each case as such agreement may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time.
“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.
“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.
“Change in Control” shall be deemed to occur if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), other than a Continuing AGM Person, becomes the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act or any successor provision) of (i) a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Public Company and (ii) a majority of the economic interests in the Public Company.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd‑Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request, rule, guideline or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender or Issuing Bank with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under these clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, but, in each case, only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under U.S. cash flow term loan credit facilities.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, Other Term Loans (and whether such Other Term Loans are Other Incremental Term Loans, Extended Term Loans or Refinancing Term Loans), Initial Revolving Loans or Other Revolving Loans (and whether such Other Revolving Loans are Other Incremental Revolving Loans, Extended Revolving Loans or Replacement Revolving Loans); and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, Other Term Loans (and whether such Other Term Loans are Other Incremental Term Loans, Extended Term Loans or Refinancing Term Loans) or Other Revolving Loans (and whether such Other Revolving Loans are Other Incremental Revolving Loans, Extended Revolving Loans or Replacement Revolving Loans). Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.
“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Closing Date” shall mean December 18, 2013.
“Closing Date Term B Loans” shall mean the term loans (including the AGM Closing Date Term B Loans) incurred by the Term Facility Borrower on the Closing Date pursuant to Section 2.01(a). The amount of each Lender’s Closing Date Term B Loans (including AGM Closing Date Term B Loans) is set forth on Schedule 2.01. The aggregate amount of the Closing Date Term B Loans is $1,021,727,272.73.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean the collective reference to the Cash Collateral and the Cash Collateral Account (and shall include, for the avoidance of doubt, any Letter of Credit Support).
“Combined Debt” at any date shall mean the sum of (without duplication) all Indebtedness of the Group Members of the type described in clauses (a), (b) and (e) of the definition of Indebtedness (for clarification purposes, which shall exclude letters of credit or bank guaranties, to the extent undrawn) on such date determined on a combined basis as provided in Section 1.02 in accordance with GAAP; provided, however, that in any event “Combined Debt” shall exclude any Indebtedness in respect of any AGM Fund and/or consolidated variable interest entity that is consolidated into a Group Member.
“Combined Net Income” shall mean, with respect to the Management Group Members for any period, the aggregate of the Net Income of the Management Group Members for such period, on a combined basis as provided in Section 1.02; provided, however, that, without duplication,
(i)    any extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), including any expenses or charges in connection with the establishment of, or fundraising for, any new fund (whether or not successful), severance, relocation or other restructuring expenses, any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of any Management Group Member, Parent Entity or the Public Company, any investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction expenses incurred before, on or after the Closing Date), in each case, shall be excluded,
(ii)    any income or loss from disposed of, abandoned, closed or discontinued operations or fixed assets and any gain or loss on the dispositions of disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,
(iii)    any gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the management of the Term Facility Borrower) shall be excluded,
(iv)    any income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,
(v)    (A)    the Net Income for such period of any person that is not a subsidiary of such person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a subsidiary thereof from any person in excess of, but without duplication of, the amounts included in subclause (A),
(vi)    the cumulative effect of a change in accounting principles during such period shall be excluded,
(vii)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments relating to impairments and amortization arising pursuant to GAAP, shall be excluded,
(ix)    any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(x)    accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,
(xi)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,
(xii)    any non-cash charges for deferred tax asset valuation allowances shall be excluded,
(xiii)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,
(xiv)    any deductions attributable to minority interests shall be excluded,
(xv)    (A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,
(xvi)    (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period),
(xvii)    without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person that is not a Management Group Member during such period to the extent that the proceeds thereof are used to pay the tax liability of such parent or equity holder to any relevant jurisdiction attributable to the income of the Management Group Members shall be included as though such amounts had been paid as income taxes directly by such person for such period,
(xviii)    the operating results in respect of any AGM Fund and/or consolidated variable interest entity that is consolidated into a Group Member shall be excluded, and
(xix) any carry-related clawbacks (cash or non-cash) shall be excluded.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment (it being understood that a Swingline Commitment does not increase the applicable Swingline Lender’s Revolving Facility Commitment).
“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of Conduit Lender and provided that the designating Lender provides such information as the Borrowers reasonably request in order for the Borrowers to determine whether to provide its consent or (b) be deemed to have any Commitment.
“Confidential Information Memorandum” shall mean the Confidential Information Memorandum with respect to the Facilities dated December 3, 2013.
“Continuing AGM Person” shall mean, immediately prior to and immediately following any relevant date of determination, (a) an individual who (i) is an executive of any entity in the AGM Group, (ii) devotes substantially all of his or her business and professional time to the activities of any entity in the AGM Group and (iii) did not become an executive of any entity in the AGM Group or begin devoting substantially all of his or her business and professional time to the activities of any entity in the AGM Group in contemplation of a Change of Control, (b) any person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (c) any person that is a family member of such individual or individuals or (d) any trust for which such individual acts as a trustee or beneficiary.
“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Credit Event” shall have the meaning assigned to such term in Article IV.
“Cure Amount” shall have the meaning assigned to such term in Section 7.03.
“Cure Right” shall have the meaning assigned to such term in Section 7.03.
“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the applicable Borrower, the Swingline Lender, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and such Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery by the Administrative Agent of written notice of such determination to the Borrowers, each Issuing Bank, the Swingline Lender and each other Lender.
“Designated Lenders” shall mean the Lenders listed in Schedule 1.01, which such Schedule may be amended, supplemented and/or otherwise modified from time to time after the Closing Date as agreed between the Term Facility Borrower and the Administrative Agent (and without consent of any other person, notwithstanding the provisions of Section 9.08(b)) and as shall be delivered to the Term B Lenders.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date in effect at the time of issuance thereof (provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Group Members or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Group Members in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such currency.
“Dollars” or “$” shall mean lawful money of the United States of America.
“EBITDA” of the Group Members for any trailing period of twelve months shall mean the sum of (a) Management EBITDA and (b) Realized Incentive Carry.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.
“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.
“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.
“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) (A) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or (B) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder, including any such connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan document, sold or assigned an interest in any Loan or Loan Document), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrowers under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d), (e) or (h), or (iv) any Tax imposed under FATCA.
“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of December 20, 2010, among Apollo Management Holdings , L.P., as borrower, the guarantors referred to therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as such Amended and Restated Credit Agreement was in effect immediately prior to the Closing Date.
“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).
“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(e).
“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).
“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).
“Extension” shall have the meaning assigned to such term in Section 2.21(e).
“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder; it being understood that, as of the Closing Date, there are two Facilities (i.e., the Term B Facility and the Initial Revolving Facility) and, thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” shall mean that certain Fee Letter, dated as of December 5, 2013, by and between the Term Facility Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“Financial Performance Covenant” shall have the meaning assigned to such term in Section 6.07(b).
“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank (other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Facility Lenders or Letter of Credit Support has been provided in accordance with the terms hereof) and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Facility Lenders in accordance with the terms hereof.
“Fund Investment” shall have the meaning assigned to such term in the definition of the term “Non-Recourse Seasoning Debt”.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to (i) the provisions of Section 1.02 and (ii) the Specified Exception. Notwithstanding anything to the contrary, all financial terms in the Loan Documents that are determined in accordance with GAAP shall exclude the effects of any consolidation or inclusion of any AGM Fund or variable interest entity.
“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality, regulatory, taxing or legislative body.
“Group Members” shall mean the collective reference to the Loan Parties and their Subsidiaries (and, for the avoidance of doubt, shall include the Management Group Members).
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guaranty”.
“Guarantor Joinder Agreement” shall mean a Guarantor Joinder Agreement executed by a new Guarantor and the Administrative Agent in substantially the form of Exhibit G or such other form agreed to by the Term Facility Borrower and the Administrative Agent.
“Guarantors” shall mean (a) the Term Facility Borrower (other than with respect to its own Loan Obligations), (b) each Revolving Facility Borrower (other than with respect to its own Loan Obligations) and (c) each other person that becomes a Guarantor hereunder pursuant to Section 5.07.
“Guaranty” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guaranty” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets not prohibited by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Hedge Bank” shall mean any person that, at the time it enters into a Hedging Agreement (or on the Closing Date), is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any such person, in each case of the foregoing, in its capacity as a party to such Hedging Agreement.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Group Members shall be a Hedging Agreement.
“Impacted Interest Period” shall have the meaning assigned to such term in the definition of the term “LIBO Rate”.
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrowers, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amount” shall mean, at any time, the sum of:
(i)    the excess (if any) of (a) $500,000,000 over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments, in each case established after the Closing Date and prior to such time pursuant to Section 2.21 by utilizing this clause (i) (other than in respect of Extended Term Loans, Refinancing Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) and (y) the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.01(y) at such time; plus
(ii)    any additional amounts so long as after giving effect to the establishment of the commitments in respect thereof (and assuming such commitments are fully drawn) and the use of proceeds of the loans thereunder, the Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 5.01(a) or (b), calculated on a Pro Forma Basis, is not greater than 3.75 to 1.00; provided that, for purposes of this clause (ii), net cash proceeds of Incremental Loans incurred at such time shall not be netted against the applicable amount of Combined Debt for purposes of such calculation of the Net Leverage Ratio.
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the applicable Borrower(s), the Administrative Agent and the applicable Lenders.
“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.
“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.
“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender established pursuant to Section 2.21 to make Incremental Revolving Loans to any Revolving Facility Borrower.
“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.
“Incremental Revolving Loan” shall mean (i) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Revolving Facility Loans made by one or more Revolving Facility Lenders to any Revolving Facility Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Revolving Loans, or (iii) any of the foregoing.
“Incremental Term B Loans” shall have the meaning assigned to such term in Section 2.21(a).
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” shall mean the commitment of any Lender established pursuant to Section 2.21 to make Incremental Term Loans to the Term Facility Borrower.
“Incremental Term Loans” shall mean (i) Incremental Term B Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans, or (iii) any of the foregoing.
“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guaranties by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities among Group Members arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, or (E) in the case of the Group Members, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Group Members. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the Term Facility Borrower on or prior to the Closing Date, and as may be identified in writing to the Administrative Agent by the Term Facility Borrower from time to time thereafter, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”).
“Initial Revolving Facility” shall mean the Initial Revolving Facility Commitments and the Initial Revolving Loans.
“Initial Revolving Facility Commitments” shall mean the Revolving Facility Commitments (i) in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, established pursuant to any Incremental Assumption Agreement on the same terms as the Revolving Facility Commitments referred to in clause (i) of this definition. The aggregate amount of the Revolving Facility Lenders’ Initial Revolving Facility Commitments in effect on the Closing Date is $500,000,000.
“Initial Revolving Loan” shall mean a Revolving Facility Loan made pursuant to the Initial Revolving Facility Commitments.
“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent and the Term Facility Borrower.
“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter, and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).
“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months or any such shorter period, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available (in the case of any such shorter period, if agreed to by the Administrative Agent)) as the applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.
“Issuing Bank” shall mean (a) with respect to the Initial Revolving Facility, (i) on the Closing Date, JPMorgan Chase Bank, N.A. and (ii) each other Issuing Bank designated pursuant to Section 2.05(i) or 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and (b) with respect to any other Revolving Facility, as set forth in the Incremental Assumption Agreement with respect thereto with such Issuing Bank’s consent. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).
“Joint Bookrunners” shall mean the persons identified as such on the title page of this Agreement.
“Joint Lead Arrangers” shall mean shall mean the persons identified as such on the title page of this Agreement.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).
“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swingline Lender.
“Lender Parties” shall mean, collectively, the Administrative Agent, each Lender, each Issuing Bank and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent.
“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.
“Letter of Credit” shall mean any letter of credit or bank guaranty issued pursuant to Section 2.05, including any Alternate Currency Letter of Credit.
“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.
“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $100,000,000 (or the equivalent thereof in an Alternate Currency).
“Letter of Credit Support” shall mean a pledge or delivery to the Administrative Agent, for deposit in the Cash Collateral Account, for the benefit of one or more of the Issuing Banks or Revolving Facility Lenders, as collateral for Revolving L/C Exposure or obligations of the Revolving Facility Lenders to fund participations in respect of Revolving L/C Exposure, of cash or deposit account balances or, if the Administrative Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank (provided, however, that any Letter of Credit Support relating to any Continuing Letter of Credit shall be delivered to, and deposited with, the applicable Issuing Bank).
“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or the successor thereof if the British Bankers’ Association is no longer making such rates available) for Dollar deposits (as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in each case, the “Screen Rate”)) for a period equal to such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to such currency, then the LIBO Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell by itself be deemed to constitute a Lien.
“Loan Documents” shall mean (i) this Agreement, (ii) the Letters of Credit, (iii) each Incremental Assumption Agreement, (iv) any Note issued under Section 2.09(d), (v) each Guarantor Joinder Agreement, and (vi) solely for the purposes of Sections 4.02 and 7.01 hereof, the Fee Letter.
“Loan Obligations” shall mean (a) the due and punctual payment by the Borrowers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrowers under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Letter of Credit Support and (iii) all other monetary obligations of the Borrowers owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents. For the avoidance of doubt, the Loan Obligations include all Term Facility Obligations and all Revolving Facility Obligations.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.
“Local Time” shall mean New York City time (daylight or standard, as applicable).
“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans, Revolving L/C Exposure, Swingline Exposure and unused Commitments representing more than 50% of the sum of all Loans, Revolving L/C Exposure and Swingline Exposure outstanding under such Facility and unused Commitments under such Facility at such time; provided that the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
“Management EBITDA” of the Management Group Members for any trailing period of twelve months shall mean the Combined Net Income for such period plus, in each case without duplication and to the extent the respective amounts described in clauses (a) through (m) below reduced such Combined Net Income (and were not excluded therefrom) for the respective period for which Management EBITDA is being determined, the sum of
(a)    income tax expense (including any provision for taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and including any tax distributions, including any tax distributions made to fund payments under the TRA),
(b)    interest expense (and, to the extent not included in interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Management Group Members for such period, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),
(c)    depreciation and amortization expense (including deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits),
(d)    amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e)    business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),
(f)    other non-cash charges (but excluding (x) any such charges in respect of which cash was paid in a prior period and not then deducted in determining Management EBITDA for such prior period or will be paid in a future period and not then deducted in determining Management EBITDA for such future period and (y) any charges in the nature of compensation paid in the form of “notional investments” in an AGM Fund or in the form of any participation therein), including any negative incentive carry,
(g)    non-operating expenses,
(h)    the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid (or any accruals related to such fees and related expenses) during such period not in contravention of this Agreement,
(i)    any expenses, charges, commissions, discounts, yield and other fees (other than depreciation or amortization expense as described above) related to any issuance of any Equity Interests, investment, acquisition, New Project, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful),
(j)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of any Management Group Member (other than contributions received from any Management Group Member) or net cash proceeds of an issuance of Equity Interests of any Management Group Member (other than to another Management Group Member),
(k)    the amount of any loss attributable to a New Project, until the date that is twelve months after the creation of such New Project, as the case may be (provided that (A) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the Term Facility Borrower or its general partner and (B) losses attributable to such New Project after twelve months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (k)),
(l)    with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Combined Net Income”, an amount equal to the proportion of those items described in clauses (a) and (b) above relating to such joint venture corresponding to the Management Group Members’ proportionate share of such joint venture’s Combined Net Income (determined as if such joint venture were a Subsidiary), and
(m)     costs associated with compliance by the Public Company with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees, minus, in each case without duplication and to the extent the respective amounts described in clauses (i) and (ii) below increased such Combined Net Income for the respective period for which Management EBITDA is being determined, the sum of,
(i)    interest income, and
(ii)    income tax credits (to the extent not netted from income tax expense),
minus,     any payments made to fund expenses of a Parent Entity to the extent such expenses would have reduced Management EBITDA if they were incurred by the Management Group Members, minus, for any period with respect to which any Cure Right has been exercised hereunder, an amount equal to the lesser of (x) the aggregate amount of Restricted Payments (other than tax distributions of the type referred to in clause (xvii) of the definition of Combined Net Income) made by any Group Member to any person that is not a Group Member during the period with respect to which any Cure Amounts are included in the calculation of Management EBITDA and (y) the sum of the Cure Amounts in respect of all Cure Rights exercised with respect to such period. For the purposes of this clause, “Restricted Payments” means any payment, dividend or any other distribution (by reduction of capital or otherwise), whether in cash, property, obligations, securities or a combination thereof, with respect to any of Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or direct or indirect redemption, purchase, retirement, defeasement or other acquisition for value of any Equity Interests or setting aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares).
“Management Group Members” shall mean (a) the Term Facility Borrower, (b) each Loan Party that earns its revenues (directly, or indirectly via its Subsidiaries) predominately from the receipt of management fees and (c) each Group Member that is a Subsidiary of a person described in clause (a) or (b) above.
“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Group Members, taken as a whole, or on the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material AGM Operating Group Entity” shall mean, any Operating Group Entity existing on the Closing Date or formed or acquired thereafter that owns or controls (a) any investment or asset management services, financial advisory services, money management services, merchant banking activities or similar or related business, including but not limited to a business providing services to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals or (b) any person that makes investments, including investments in funds of the type specified in clause (a); provided, however, that, for the avoidance of doubt, none of the Public Company, AP Professional Holdings, L.P., APO Asset Co., APO (FC), LLC and APO Corp. shall be a “Material AGM Operating Group Entity” hereunder.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Loan Parties or Subsidiaries in an aggregate principal amount exceeding $100,000,000.
“Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility and the Initial Revolving Facility, January 18, 2019, and (b) with respect to any other Class of Loans or Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Minimum Letter of Credit Support Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Letter of Credit Support consisting of cash or deposit account balances (denominated in the same currency as the applicable Letter of Credit), an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Net Income” of the Management Group Members for any period shall mean the net income (or loss) of the Management Group Members before distributions to partners, determined on a combined basis as provided in Section 1.02 in accordance with GAAP, provided that Net Income shall include any amount received by the Management Group Members as a “notional investment” in an AGM Fund in lieu of payment of cash management fees (with the amount of such notional investment being deemed equal to the amount of foregone cash management fees).
“Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Combined Debt of the Group Members outstanding as of the last day of the Test Period most recently ended as of such date, less (ii) without duplication, the Letter of Credit Support, any Cash Collateral (including, without limitation, any cash collateral provided pursuant to Section 2.11(b)), cash and Permitted Investments of the Group Members as of the last day of such Test Period, to (b) EBITDA for such Test Period; provided that the Net Leverage Ratio and each component thereof shall be determined for the relevant Test Period on a Pro Forma Basis.
“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“New Project” shall mean (a) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or (b) each expansion (in one or a series of related transactions) of business into a new market.
“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i).
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Seasoning Debt” shall mean Indebtedness incurred by a Seasoning Subsidiary to finance investments made by such Seasoning Subsidiary that may be transferred to a fund managed by a Group Member (“Fund Investments”), which Indebtedness (a) has a maturity of not more than six months from the date of the incurrence of such Indebtedness, (b) does not constitute a general obligation of any Group Member and (c) does not have, directly or indirectly, recourse (including by way of any Guaranty or other undertaking, agreement or instrument that would constitute Indebtedness) against any assets of any Group Member (other than, in each case, recourse to (i) such Seasoning Subsidiary or (ii) any other Group Member (including letters of credit issued for the account of a Loan Party or such other Subsidiary), the principal component of which constitutes Indebtedness permitted under Section 6.01.
“Note” shall have the meaning assigned to such term in Section 2.09(d).
“Obligations” shall mean the Loan Obligations.
“OFAC” shall have the meaning assigned to such term in Section 3.14(b).
“Operating Group Entity” shall mean a person that is jointly and directly owned by (a) AP Professional Holdings, L.P. and (b) any combination of APO Asset Co., APO (FC), LLC and APO Corp. (or any other person analogous to APO Asset Co., APO (FC), LLC or APO Corp.).
“Organizational Document” shall mean, with respect to any person, the Certificate of Incorporation and By-Laws, memorandum and articles of association, certificate of registration, exempted limited partnership agreement, or other organizational or governing documents of such person.
“Other Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).
“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).
“Other Revolving Loans” shall mean the Other Incremental Revolving Loans, the Extended Revolving Loans and the Replacement Revolving Loans, or any of the foregoing.
“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).
“Other Term Loan Installment Date” shall have, with respect to any tranche of Other Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(iii).
“Other Term Loans” shall mean the Other Incremental Term Loans, the Extended Term Loans and the Refinancing Term Loans, or any of the foregoing.
“Parent Entity” shall mean any entity owning, directly or indirectly, Equity Interests of any Loan Party after giving effect to any conversion or exchange rights.
“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).
“Permitted Investments” shall mean:
(a)    direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;
(b)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(c)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
(d)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(e)    securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(f)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)    money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(h)    time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Group Members, on a combined basis, as of the end of the Borrowers’ most recently completed fiscal year; and
(i)    instruments equivalent to those referred to in clauses (a) through (h) above (in the case of clause (h), subject to the limits set forth therein) denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(i).
“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender, as an assignor, and any Affiliate of any of the Group Members, Public Company or their respective Affiliates, as an Assignee, in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and the Term Facility Borrower (such approval not to be unreasonably withheld or delayed).
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the latest Maturity Date in effect at the time of incurrence and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, and (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness so Refinanced (except that a Loan Party may be added as an additional obligor).
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Platform” shall have the meaning assigned to such term in Section 9.17.
“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guaranty”.
“Prime Rate” shall mean the rate of interest per annum as announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.
“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any disposition, acquisition, investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation, dividend, distribution or other similar payment, any New Project and any restructurings of the business of any Group Member that such Group Member has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Term Facility Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Term Facility Borrower or its general partner (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Article II or Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Article II or Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Term Facility Borrower in good faith, and (iii) pro forma effect shall be given to (x) the payment of management fees to the Group Members in respect of any AGM Fund with an investor lock-up period of two years or more established during such measurement period, as though such management fees and related anticipated expenses commenced immediately prior to such measurement period (and any reductions in other management fees as a result of the establishment of such AGM Fund), (y) the effect on management fees payable to the Group Members in respect of any AGM Fund terminated during such measurement period by an action on the part of the limited partners in such AGM Fund, as though such effect commenced immediately prior to such measurement period, and (z) at the Term Facility Borrower’s option (and without duplication in any subsequent fiscal period), any transaction fee (net of related anticipated expenses) to be paid to the Group Members in respect of any transaction under contract during such measurement period, so long as such transaction fee is actually paid within 60 days after the end of such measurement period.
Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Term Facility Borrower or its general partner and may include adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions). Upon the request of the Administrative Agent, the Term Facility Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Term Facility Borrower or its general partner setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.
For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).
“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).
“Public Company” or “AGM” shall mean Apollo Global Management, LLC, a Delaware limited liability company, or any successor thereof.
“Public Lender” shall have the meaning assigned to such term in Section 9.17.
“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.
“Rate” shall have the meaning assigned to such term in the definition of the term “Type”.
“Realized Incentive Carry” of the Group Members for any period shall mean the realized incentive carry of such Group Members for such period minus the realized incentive profit-sharing expense of such Group Members for such period (without duplication for any amounts included in the calculation of Management EBITDA); provided that Realized Incentive Carry shall never be less than $0.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.
“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.
“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).
“Refinancing Notes” shall mean any unsecured notes or loans issued by any Group Member (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided that (a) 90% of the net proceeds of any other Refinancing Notes are used to permanently reduce the Loan Obligations substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the portion of the Loan Obligations so reduced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Maturity Date of the Loan Obligations so reduced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Loan Obligations so reduced; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Maturity Date of the Loan Obligations so reduced (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums), taken as a whole, are substantially similar to, or not materially less favorable to the Group Members than the terms, taken as a whole, applicable to the Loan Obligations (except for covenants or other provisions applicable only to periods after the Maturity Date in effect at the time such Refinancing Notes are issued), as determined by the Term Facility Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); and (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party.
“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).
“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“relevant transactions” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.
“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).
“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposures and (z) the total Available Unused Commitments at such time; provided that the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Payments” shall have the meaning assigned to such term in the definition of the term “Management EBITDA”.
“Revaluation Date” shall mean, with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Alternate Currency Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require.
“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.
“Revolving Facility Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement; provided that notwithstanding the foregoing, AAA Holdings, L.P. shall not be a Revolving Facility Borrower hereunder until the Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of Guernsey counsel in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Revolving Facility Lender’s Initial Revolving Facility Commitment as of the Closing Date is set forth on Schedule 2.01. On the Closing Date hereof, there is only one Class of Revolving Facility Commitments (i.e., the Initial Revolving Facility Commitments). After the date hereof, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements pursuant to the terms hereof.
“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time, (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender with respect to any Class at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.
“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Incremental Revolving Loans and Other Revolving Loans.
“Revolving Facility Obligations” shall mean any and all obligations of the Revolving Facility Borrowers with respect to the Revolving Facility.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.
“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.
“Seasoning Subsidiary” shall mean any single purpose Subsidiary the sole business of which is to purchase and hold Fund Investments and finance the purchase thereof and substantially all of the assets of which consist of the Fund Investments so purchased.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Senior Creditors” shall mean the Administrative Agent, the Issuing Banks and the Lenders other than Affiliate Lenders.
“Senior Obligations” shall mean all Obligations other than Subordinated Obligations.
“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Group Members on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Term Facility Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Group Members.
“Specified Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank to the extent that such Cash Management Agreement is designated in writing by the Term Facility Borrower and such Cash Management Bank to the Administrative Agent as a Specified Cash Management Agreement.
“Specified Exception” shall mean that the investment funds/vehicles that are managed by the Group Members and the general partner entities of such funds and vehicles have not been, and will not be, consolidated or otherwise included in the financial statements of the Group Members, as may otherwise be required in accordance with generally accepted accounting principles in effect from time to time in the United States of America.
“Specified Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank to the extent that such Hedging Agreement is designated in writing by the Term Facility Borrower and such Hedge Bank to the Administrative Agent as a Specified Hedge Agreement.
“Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or such Issuing Bank shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).
“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subagent” shall have the meaning assigned to such term in Section 8.02.
“Subordinated Obligations” shall mean all Obligations held by Affiliate Lenders.
“Subordination Terms” shall have the meaning assigned to such term in Section 2.18(f).
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (other than securities or ownership interests having such power only by reason of the happening of a contingency) or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of a Loan Party. Notwithstanding anything to the contrary, “Subsidiaries” shall not include any AGM Funds or any other variable interests entity or fund or investment vehicle.
“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.
“Swingline Borrowing Request” shall mean a request by the applicable Revolving Facility Borrower substantially in the form of Exhibit D or another form approved by the Swingline Lender.
“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $50,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.
“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean (a) with respect to the Initial Revolving Facility, (i) on the Closing Date, JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans, and (ii) thereafter, each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder and (b) with respect to any another Revolving Facility, as set forth in the Incremental Assumption Agreement with respect thereto with such Swingline Lender’s consent.
“Swingline Loans” shall mean the swingline loans made to the applicable Revolving Facility Borrower pursuant to Section 2.04.
“Syndication Agents” shall mean the person identified as such on the title page of this Agreement.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings, fees or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term B Facility” shall mean the Term B Loan Commitments and the Term B Loans made hereunder.
“Term B Lender” shall mean a Lender with either a Term B Loan Commitment or an outstanding Term B Loan.
“Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder.
“Term B Loans” shall mean (a) the Closing Date Term B Loans and (b) any Incremental Term B Loans.
“Term B Obligations” shall mean any Term Facility Obligations with respect to the Term B Facility.
“Term Facility Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Term Facility Commitment” shall mean the commitment of any Lender to make Term Loans, including Term B Loans and/or Other Term Loans.
“Term Facility Obligations” shall mean any and all obligations of the Term Facility Borrower with respect to the Term Loans.
“Term Loans” shall mean the Term B Loans and/or the Other Term Loans.
“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those with respect to which the Revolving Facility Borrowers have provided Letter of Credit Support) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.
“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Term Facility Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(a) or 5.01(b) and, initially, the four fiscal quarter period ending September 30, 2013.
“TRA” shall mean the Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013, by and among APO Corp., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings VI, Apollo Principal Holdings VIII, L.P., AMH Holdings (Cayman), L.P., Leon D. Black, Marc J. Rowan and Joshua J. Harris, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.
“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).
“Transactions” shall mean, collectively, (a) the transactions to occur pursuant to the Loan Documents and the initial borrowings hereunder, and (b) the payment of all fees and expenses to be paid in connection with the foregoing.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction.
“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).
“U.S. Lender” shall mean any Lender other than a Foreign Lender.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
Section 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Term Facility Borrower notifies the Administrative Agent that the Term Facility Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Term Facility Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of a Group Member that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP. Unless otherwise expressly provided herein, any references herein to any person shall be construed to include such person’s successors and permitted assigns. Any financial terms used herein shall be determined on a combined basis for the Loan Parties and their consolidated Subsidiaries and shall net out (i) intercompany items among or between any Group Members and, without duplication (ii) any Indebtedness owing by a Group Member to another Group Member. Notwithstanding the foregoing, for purposes of calculating the Net Leverage Ratio contained herein, computations shall be made without giving effect to any election under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825-10, “Financial Instruments”, or FASB ASC Topic 4701-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or any successor thereto, to value any Indebtedness of the Borrowers or the other Group Members at “fair value”, as defined therein.
Section 1.03    Exchange Rates; Currency Equivalents. (%3) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI (other than Section 6.07) or Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.
(a)    Wherever in this Agreement in connection with an Alternate Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as applicable.
Section 1.04    Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance (other than as described in the definition of “Interest Period”) shall extend to the immediately succeeding Business Day.
Section 1.05    Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
ARTICLE II

The Credits
Section 2.01    Commitments. Subject to the terms and conditions set forth herein:
(a)    each Term B Lender with a Term B Loan Commitment severally agrees to make in Dollars Closing Date Term B Loans to the Term Facility Borrower on the Closing Date in an aggregate principal amount not to exceed its Term B Loan Commitment in respect of such Closing Date Term B Loans;
(b)    each Revolving Facility Lender with a Revolving Facility Commitment in respect of the applicable Class severally agrees to make in Dollars Revolving Facility Loans (including Incremental Revolving Loans) of such Class in Dollars to any Revolving Facility Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Revolving Facility Borrowers may borrow, prepay and reborrow Revolving Facility Loans;
(c)    each Lender having an Incremental Term Loan Commitment with respect to any Class severally agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans of such Class to the Term Facility Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment with respect to such Class;
(d)    each Lender having a commitment to make Extended Term Loans, Refinancing Term Loans, Extended Revolving Loans or Replacement Revolving Loans, in each case, of any Class, severally agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make such Extended Term Loans, Refinancing Term Loans, Extended Revolving Loans or Replacement Revolving Loans; and
(e)    amounts of Term Loans borrowed under this Section 2.01 that are repaid or prepaid may not be reborrowed.
Section 2.02    Loans and Borrowings. (%3) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided further that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. The Term Facility Obligations and the Revolving Facility Obligations shall be several but not joint obligations of the Term Facility Borrower and the Revolving Facility Borrowers, respectively. The Revolving Facility Obligations shall be joint and several obligations of the Revolving Facility Borrowers.
(b)    Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be composed entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than (i) 8 Eurocurrency Borrowings relating to the Term Loans at any time and (ii) 8 Eurocurrency Borrowings outstanding under the Revolving Facility at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(d)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date for such Class, as applicable.
Section 2.03    Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing; provided that, (i) to request a Eurodollar or ABR Borrowing on the Closing Date, the applicable Borrower shall notify the Administrative Agent of such request by telephone not later than 5:00 p.m., Local Time, one Business Day prior to the Closing Date (or such later time as the Administrative Agent may agree) and (ii) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request signed by such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    whether such Borrowing is to be a Borrowing of Term B Loans, Other Term Loans (and specifying a particular Class of such Other Term Loans), Initial Revolving Loans or Other Revolving Loans (and specifying a particular Class of such Other Revolving Loans), as applicable;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of such Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Swingline Loans. (%3) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Revolving Facility Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Revolving Facility Borrowers may borrow, prepay and reborrow Swingline Loans.
(a)    To request a Swingline Borrowing, a Revolving Facility Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by electronic means), not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of such Revolving Facility Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).
(b)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Revolving Facility Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Revolving Facility Borrowers (or other party on behalf of the Revolving Facility Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Revolving Facility Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Revolving Facility Borrowers of any default in the payment thereof.
(c)    The Revolving Facility Borrowers may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Facility Borrowers, executed by the Revolving Facility Borrowers, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.
Section 2.05    Letters of Credit. (%3) General. Subject to the terms and conditions set forth herein, any Revolving Facility Borrower may request the issuance of one or more letters of credit or bank guarantees in Dollars or any Alternate Currency in the form of (x) trade letters of credit in support of trade obligations of such Revolving Facility Borrower and its Affiliates incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit or bank guarantees issued for any other lawful purposes of such Revolving Facility Borrower and its Affiliates (such letters of credit or bank guarantees issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Group Member in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Revolving Facility Borrower to, or entered into by such Revolving Facility Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(a)    Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), a Revolving Facility Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Revolving Facility Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Revolving Facility Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit and (ii) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency.
(b)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Maturity Date; provided that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided further that, if the Issuing Bank and the Administrative Agent consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided that, if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five Business Days prior to the Maturity Date for such Class such Revolving Facility Borrower shall provide Letter of Credit Support pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 103% of the face amount of each such Letter of Credit on or prior to the date that is five Business Days prior to such Maturity Date or, if later, such date of issuance.
(c)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Revolving Facility Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(c) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)    Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Revolving Facility Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after the Revolving Facility Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided that such Revolving Facility Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class, as applicable, in an equivalent amount and, to the extent so financed, such Revolving Facility Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If such Revolving Facility Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from such Revolving Facility Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such L/C Disbursement.
(e)    Obligations Absolute. The obligation of each applicable Revolving Facility Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Revolving Facility Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to such Revolving Facility Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Revolving Facility Borrower to the extent permitted by applicable law) suffered by the Revolving Facility Borrower that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Revolving Facility Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Revolving Facility Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.
(g)    Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the applicable Revolving Facility Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the applicable Revolving Facility Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided that, if such L/C Disbursement is not reimbursed by such Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.
(h)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Revolving Facility Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Revolving Facility Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(i)    Letter of Credit Support Following Certain Events. If and when the applicable Revolving Facility Borrower is required to provide Letter of Credit Support with respect to any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.08(b), 2.11(b), 2.11(c), 2.11(d), 2.22(a)(v) or 7.01, such Revolving Facility Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Minimum Letter of Credit Support Amount with respect to such Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.08(b), 2.11(b), 2.11(c) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Letter of Credit Support (x) made pursuant to this paragraph or (y) delivered by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Revolving Facility Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, such Revolving Facility Borrower, in each case, in Permitted Investments and at the risk and expense of such Revolving Facility Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Revolving Facility Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of such Revolving Facility Borrower under this Agreement. If a Revolving Facility Borrower is required to provide Letter of Credit Support hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(b) or (c) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to such Revolving Facility Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(b) and (c) no longer being exceeded, as applicable.
(j)    Letter of Credit Support Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments in connection with which the applicable Revolving Facility Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such termination event (each, a “Continuing Letter of Credit”), such Revolving Facility Borrower shall provide Letter of Credit Support with respect to such Continuing Letter of Credit, in an amount equal to the Minimum Letter of Credit Support Amount, which shall be deposited with or at the direction of each such Issuing Bank.
(k)    Additional Issuing Banks. From time to time, the Revolving Facility Borrowers may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Bank) that agrees (in its sole discretion) to act as an Issuing Bank and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
(l)    Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from any Revolving Facility Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment, renewal or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
Section 2.06    Funding of Borrowings. (%3)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower as specified in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to ABR Loans at such time. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders (including by means of Swingline Loans to the applicable Revolving Facility Borrower). In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07    Interest Elections. (%3)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted into or continued as Eurocurrency Borrowings.
(a)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request and signed by such Borrower.
(b)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08    Termination and Reduction of Commitments. (%3) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Maturity Date for such Class. On the Closing Date (after the funding of the Closing Date Term B Loans in accordance with Section 2.01(a)), the Term B Loan Commitments of each Lender in effect on the Closing Date will terminate.
(a)    The Revolving Facility Borrowers may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Revolving Facility Borrowers shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and provision of any Letter of Credit Support in accordance with Section 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Letter of Credit for which Letter of Credit Support has been provided) would exceed the total Revolving Facility Commitments of such Class.
(b)    The Revolving Facility Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Revolving Facility Borrowers pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Revolving Facility Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Revolving Facility Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Revolving Facility Lenders in accordance with their respective Commitments of such Class.
Section 2.09    Evidence of Debt. (%3)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(a)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(b)    The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(c)    Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to such Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
Section 2.10    Repayment of Loans. (%3)  Subject to the other clauses of this Section,
(i)    each Revolving Facility Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each applicable Revolving Facility Lender the then unpaid principal amount of its Revolving Facility Loan on the Maturity Date applicable to such Revolving Facility Loan and (B) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility Commitments on the earlier of the Maturity Date for such Class and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Facility Borrowing is made by a Revolving Facility Borrower, such Borrower shall repay all Swingline Loans then outstanding;
(ii)    the Term Facility Borrower shall repay the Term B Loans on the applicable Maturity Date, in an amount equal to the then unpaid principal amount of the Term B Loans outstanding;
(iii)    in the event that any Other Term Loans are made, the Term Facility Borrower shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Other Term Loan Installment Date”); and
(iv)    to the extent not previously paid, outstanding Loans shall be due and payable on the applicable Maturity Date.
(b)    Any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments (if any) of the Term Loans under the applicable Class or Classes as the Term Facility Borrower may in each case direct.
(c)    Prior to any prepayment of any Loan under any Facility hereunder, the applicable Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment (or in the case of a Swingline Loan, on the scheduled date of such prepayment) and (ii) in the case of a Eurocurrency Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment and prepayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).
Section 2.11    Optional Prepayment of Loans; Cash Collateralization; Letter of Credit Support. (%3)  Any applicable Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(c).
(a)    In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the applicable Revolving Facility Borrower shall Cash Collateralize or prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Letter of Credit Support in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.
(b)    In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, at the request of the Administrative Agent, the applicable Revolving Facility Borrower shall provide Letter of Credit Support pursuant to Section 2.05(j) in an amount equal to such excess.
(c)    If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class or (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the applicable Revolving Facility Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or Swingline Borrowings or (B) provide Letter of Credit Support pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment, sublimit or amount set forth above.
Section 2.12    Fees. (%3)  Each applicable Revolving Facility Borrower agrees to pay to each applicable Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December in each year (beginning in March 2014) and on the date on which the Revolving Facility Commitments of such Revolving Facility Lender shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Revolving Facility Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Revolving Facility Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Revolving Facility Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Revolving Facility Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Revolving Facility Lender shall be terminated as provided herein.
(a)    Each applicable Revolving Facility Borrower from time to time agrees to pay (i) to each applicable Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of such Revolving Facility Lender shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Revolving Facility Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the applicable Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Revolving Facility Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(b)    The Term Facility Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees as set forth in the Fee Letter, at the times specified therein (the “Administrative Agent Fees”).
(c)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.13    Interest. (%3) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.
(a)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.
(c)    Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Maturity Date; provided that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.
Section 2.15    Increased Costs. (%3)  If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;
(ii)    subject any Lender, the Issuing Bank or the Administrative Agent to any Tax with respect to any Loan Document or any Loan made by it (other than (i) Indemnified Taxes or Other Taxes indemnifiable under Section 2.17 or (ii) Excluded Taxes); or
(iii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting to or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Administrative Agent or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Administrative Agent or Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, the Administrative Agent or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender, the Administrative Agent or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time each applicable Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to such Borrower and which are subject to similar provisions. Such Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the applicable Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that such Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17    Taxes. (%3)  Any and all payments made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Requirements of Law. If a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as determined in the good faith discretion of the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 2.17, the applicable Loan Party shall deliver to the Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(a)    The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)    The Loan Parties shall jointly and severally indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the basis and calculation of the amount of such payment or liability delivered to such Loan Party by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(c)    Each Lender shall deliver to the applicable Borrower and the Administrative Agent, at such time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit such Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by such Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 2.17(d), a Lender shall not be required to deliver any documentation or other information requested by the Borrower if such Lender is not legally eligible to do so.
(d)    Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the applicable Borrower shall, to the extent it is legally eligible to do so:
(i)    deliver to such Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due under any Loan Document (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) together with a certificate substantially in the form of Exhibit H hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower and is not a CFC related to such Borrower (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America, (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by such Borrower under any Loan Document, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that, if the Foreign Lender is a partnership and one or more of the partners is claiming the portfolio interest exemption, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(ii)    deliver to the applicable Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) promptly after any such form or certification previously delivered by it expires or becomes obsolete, inaccurate or invalid, and from time to time thereafter if reasonably requested by such Borrower or the Administrative Agent.
Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the applicable Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.
In addition, the Administrative Agent that is a United States person as defined in Section 7701(a)(3) of the Code shall deliver to the applicable Borrower that is a United States person as defined in Section 7701(a)(3) of the Code (x) prior to the date on which the first payment by such Borrower is due hereunder, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding, and (y) promptly after any such previously delivered form expires or becomes obsolete, inaccurate or invalid two further copies of such documentation.
(e)    If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the applicable Borrower’s request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund to the extent such notice or evidence has been received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.
(f)    If any Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or the Administrative Agent, as the case may be, shall use commercially reasonable efforts to cooperate with such Borrower as such Borrower may reasonably request in challenging such Tax. Such Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by such Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.14(g) shall obligate any Lender or the Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.
(g)    Each U.S. Lender shall deliver to each applicable Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) prior to the date on which the first payment to the such U.S. Lender is due under any Loan Document, (ii) as soon as practicable after such form expires or becomes obsolete, inaccurate or invalid, and (iii) from time to time thereafter if reasonably requested by such Borrower or the Administrative Agent.
(h)    If a payment made to any Lender or the Administrative Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.
For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable Requirement of Law” includes FATCA.
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Subordination Terms. (%3) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to such Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except with respect to Alternate Currency Letters of Credit (to the extent payments thereunder are required to be provided in any Alternate Currency), all payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(a)    Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from any applicable Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)    Subject to the Subordination Terms, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(e)    The provisions of this Section 2.18(f) (these “Subordination Terms”) shall apply to any Subordinated Obligations.
(i)    Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, the Subordinated Obligations are subordinated and subject in right of payment to the Senior Obligations such that, upon the occurrence and during the continuance of an Event of Default, the Senior Creditors shall be entitled to receive indefeasible payment in full in cash of the amounts constituting the Senior Obligations and, in that connection, upon the occurrence of an Event of Default, until the date that is the earlier to occur of (x) such time as there are no Events of Default continuing and (y) the indefeasible payment in full in cash of the principal of and interest on, and all other amounts in respect of, all Senior Obligations:
(1)    subject to paragraphs (f)(ii) and (f)(iii) below, all payments on account of the principal of or interest on, or any other amount in respect of, the Subordinated Obligations shall not be made to the Affiliate Lenders and shall instead be held by the Administrative Agent in trust for the benefit of, the Senior Creditors, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Obligations in full in cash; and

(2)    no Affiliate Lender shall (A) ask, demand, sue for, accelerate or take or receive from any Loan Party, by set-off or in any other manner, any payment on account of Subordinated Obligations or (B) seek any other remedy allowed at law or in equity against any Loan Party for breach of such Loan Party’s obligations thereunder.

(ii)    In the event of any dissolution or winding up or total or partial liquidation or reorganization of any Loan Party (other than any such transaction not then constituting a continuing Default), whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then upon any payment or distribution of assets (including, without limitation, debt or equity interests issued by such Loan Party or any successor thereto) of such Loan Party of any kind or character, whether in cash, property or securities, to any of its creditors (including any Affiliate Lender) of any amounts (including interest, indemnities and fees) due or to become due, all Senior Obligations shall first be paid in full in cash before any Affiliate Lender shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Obligations (for principal, premium, interest or otherwise) and, to that end, the Senior Creditors shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities that would, but for these Subordination Terms, be paid or delivered to an Affiliate Lender. If an Affiliate Lender shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations at least 30 days prior to the deadline for any such filing, the Administrative Agent, on behalf of the Senior Creditors, is hereby irrevocably authorized to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and file proofs of claim and otherwise to act with respect to the Subordinated Obligations as the Administrative Agent may deem appropriate using its reasonable discretion under the circumstances. Each Affiliate Lender shall provide to the Administrative Agent, on behalf of the Senior Creditors, all information and documents necessary to present claims or seek enforcement as aforesaid and will duly and promptly take such action as the Administrative Agent may request to collect the Subordinated Obligations for the account of the Administrative Agent and the Senior Creditors and to file appropriate claims or proofs of claim with respect thereto. No Affiliate Lender shall take any action or vote in any way so as to contest (A) the validity or enforceability of any of the Loan Documents, (B) the rights and duties of the Administrative Agent and the Senior Creditors established in any of the Loan Documents or (C) the validity or enforceability of the subordination provisions set forth in this Section 2.18(f).
(iii)    If any payment or distribution of any character, whether in cash, securities or other property, in respect of the Subordinated Obligations shall be received by an Affiliate Lender in contravention of these Subordination Terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent for the benefit of the Senior Creditors, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Obligations in full in cash.
(iv)    So long as any Senior Obligation is outstanding, no Affiliate Lender shall commence in its capacity as a creditor, or join with any creditor (other than any Senior Creditor) in commencing, or directly or indirectly cause any Loan Party to commence, or assist any Loan Party in commencing, any proceeding referred to clause (ii) above.
(v)    The provisions of these Subordination Terms constitute a continuing agreement and shall (A) remain in full force and effect until all Senior Obligations (other than contingent indemnity obligations not then payable) have been indefeasibly paid in full in cash, (B) be binding upon each Affiliate Lender and the Loan Parties and their respective successors, transferees and assignees, and (C) inure to the benefit of, and be enforceable by, the Senior Creditors.
(vi)    These Subordination Terms shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Loan Party in respect of the Senior Obligations is rescinded or must be otherwise restored by any holder of any of the Senior Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(vii)    Each of the Affiliate Lenders hereby waives any and all rights to be subrogated to the rights of any Senior Creditor under or with respect to the Senior Obligations.
(viii)    No right of the Senior Creditors to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Loan Parties or by any act or failure to act, in good faith, by the Senior Creditors, or by any noncompliance by the Loan Parties with the terms of the Senior Obligations or the Subordinated Obligations, regardless of any knowledge thereof which any such Senior Creditor may have or be otherwise charged with. The Senior Creditors may extend, renew, modify or amend the terms of the Senior Obligations or any security thereof and release, sell or exchange such security and otherwise deal freely with the Loan Parties, all without affecting the rights of the Senior Creditors hereunder.
(ix)    All rights and interests hereunder or under the other Loan Documents of the Senior Creditors, and all agreements and obligations of any Affiliate Lender hereunder or under the other Loan Documents, shall remain in full force and effect irrespective of (A) any lack of validity or enforceability of this Agreement or any other Loan Document, or of any provision of any thereof, or (B) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Loan Parties in respect of, any of the Obligations.
The parties hereto agree that the provisions of this Section 2.18(f) set forth a contractual agreement of the type contemplated by Section 510(a) of Title 11 of the United States Code entitled “Bankruptcy”. The provisions of this Section 2.18(f) are solely for the purpose of defining the relative rights of the Senior Creditors on the one hand, and the Affiliate Lenders on the other hand, and nothing in this Section 2.18(f) shall impair, as between the Loan Parties and the Affiliate Lenders, the obligation of the Loan Parties to pay to the Affiliate Lenders the principal of and interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms of the Loan Documents, nor shall anything in this Section 2.18(f) prevent the Affiliate Lenders from exercising all remedies otherwise permitted by applicable law in respect hereof, subject to the rights under this Section 2.18(f) of the Senior Creditors.
(f)    Each prepayment by a Borrower on account of principal of the Term Loans pursuant to Section 2.11 shall be made pro rata, first, to the Term Loans that are Senior Obligations according to the respective outstanding principal amounts of the Term Loans that are Senior Obligations then held by the Senior Creditors, and upon indefeasible payment in full in cash of the principal of and interest on, and all other amounts in respect of, all Term Loans that are Senior Obligations, each prepayment by a Borrower on account of principal of the Term Loans pursuant to Section 2.11 shall be made pro rata to the Term Loans that are Subordinated Obligations according to the respective outstanding principal amounts of the Term Loans then held by the Affiliate Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.
Section 2.19    Mitigation Obligations; Replacement of Lenders. (%3)  If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Such Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section shall affect or postpone any of the Obligations or the rights of any Lender pursuant to Section 2.17(a).
(a)    If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and each Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that such Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, such Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided that if such removed Lender does not comply with Section 9.04 within one Business Day after such Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
(b)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the applicable Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon such Borrower’s request) assign its Loans and its Commitments (or, at such Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank; provided that: (a) all Loan Obligations of such Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or such Borrower shall pay any amount required by Section 2.11 as if such assignment constituted a prepayment of the assigning Lender’s Loans and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, such Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that, if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after such Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
Section 2.20    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, such Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
(a)    The applicable Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided that:
(iii)    any commitments to make the Incremental Term B Loans and/or additional Initial Revolving Loans shall have the same terms as the Closing Date Term B Loans or Initial Revolving Loans made pursuant to the Revolving Facility Commitments in effect on the Closing Date, respectively,
(iv)    the Other Incremental Term Loans shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and (unless such Other Incremental Term Loans constitute Subordinated Obligations (in which case such Loans shall be subject to the Subordination Terms)) shall rank pari passu with or, at the option of the Term Facility Borrower, junior in right of payment to the Term B Loans that are Senior Obligations,
(v)    the final maturity date of any Other Incremental Term Loans shall be no earlier than the Maturity Date of the Term B Loans and, except as to pricing, amortization, final maturity date and participation in prepayments, shall have (x) substantially identical terms as the Term B Loans or (y) such other terms (including as to guarantees) as shall be reasonably satisfactory to the Administrative Agent,
(vi)    the Weighted Average Life to Maturity of any Other Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans,
(vii)    the Other Incremental Revolving Loans shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and shall rank pari passu in right of payment with the Initial Revolving Loans,
(viii)    the final maturity date of any Other Incremental Revolving Loans shall be no earlier than the Maturity Date with respect to the Initial Revolving Loans and, except as to pricing, final maturity date, participation in prepayments and commitment reductions, shall have (x) substantially identical terms as the Initial Revolving Loans or (y) such other terms (including as to guarantees) as shall be reasonably satisfactory to the Administrative Agent,
(ix)    (A) the Other Incremental Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (B) the Other Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any prepayment hereunder,
(x)    there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party, and
(xi)    no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by any Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (b) of this Section 2.21, such Lender shall not be obligated to fund any Incremental Loans.
Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the applicable Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.
(b)    Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clauses (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the applicable Borrower or (in the case of any Borrower that is a limited partnership) of its general partner, as applicable, and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral, to the extent applicable, ratably with one or more Classes of then-existing Term Loans and Revolving Facility Loans.
(c)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Incremental Revolving Loans), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. Each Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
(d)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Term Facility Borrower and/or a Revolving Facility Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, respectively, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Term Facility Borrower and/or such Revolving Facility Borrower, respectively, is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the applicable Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or a Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”, and the Loans thereunder, the “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the applicable Borrower proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).
(e)    The applicable Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, any other pricing terms, amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii), (iii) and (vi) of this proviso, be determined by the Term Facility Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Maturity Date in effect for the Term Loans on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms (which interest rates, fees and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(iii)), participation in prepayments and commitment reductions and final maturity (which shall, subject to clause (v) of this proviso, be determined by the applicable Revolving Facility Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, (v) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in any prepayment or commitment reduction hereunder, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Term B Loans in any repayment or prepayment hereunder and (vii) no Lender shall be obligated to provide Extended Term Loans and/or Extended Revolving Facility Commitments as a result of any such request by any Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide Extended Term Loans and/or Extended Revolving Facility Commitments and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (f) of this Section 2.21, such Lender shall not be obligated to fund any Extended Term Loans and/or provide or fund any Extended Revolving Facility Commitments. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the applicable Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.
(f)    Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan (or applicable portion thereof) will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment (or applicable portion thereof) will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have a Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have a Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.
(g)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) no consent of any Lender shall be required to effectuate an Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments (or a portion thereof), which consent will be in each Lender’s sole discretion, (vi) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents, shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and (unless constituting Subordinated Obligations (in which case such Loans or commitments shall be subject to the Subordination Terms)) shall rank pari passu in right of payment with the other Loan Obligations of the Senior Creditors, (vii) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto, and (viii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.
(h)    Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the applicable Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
(i)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), the Term Facility Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), the net proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Term Facility Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:
(i)    before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;
(ii)    the final maturity date of the Refinancing Term Loans shall be no earlier than the Maturity Date of the refinanced Term Loans;
(iii)    the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;
(iv)    the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums and expenses (including original issue discount) and accrued interest associated therewith;
(v)    all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and prepayment terms, which, subject to clause (iii) above and clause (viii) below, shall be as agreed between the Term Facility Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Group Members than the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the latest Maturity Date then in effect with respect to the Term Loans or as otherwise reasonably acceptable to the Administrative Agent), as determined by the Term Facility Borrower in good faith. In addition, notwithstanding the foregoing, the Term Facility Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Term Facility Borrower shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder, (iii) the Weighted Average Life to Maturity of the Refinancing Term Loans shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (iv) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments, (v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and prepayment terms, which, subject to subclause (iii) above and clause (viii) below, shall be as agreed between the Term Facility Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Group Members than the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Maturity Date in effect with respect to the Term B Loans or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Term Facility Borrower in good faith and (vi) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;
(vi)    Refinancing Term Loans shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and (unless constituting Subordinated Obligations (in which case such Refinancing Term Loans shall be subject to the Subordination Terms)) shall rank pari passu in right of payment with the other Loan Obligations of the Senior Creditors;
(vii)    there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party;
(viii)    the Refinancing Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder; and
(ix)    no Lender shall be obligated to provide Refinancing Term Loans as a result of any such request by any Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide Refinancing Term Loans and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (j) of this Section 2.21, such Lender shall not be obligated to fund any Refinancing Term Loans.
(j)    The Term Facility Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided further that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Term Facility Borrower.
(k)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), any Revolving Facility Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which such Revolving Facility Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which, subject to clause (iii) above and clause (vi) below, shall be as agreed between such Revolving Facility Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between such Revolving Facility Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially more favorable to the Lenders providing such Replacement Revolving Facility Commitments than those, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent); (v) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party; (vi) the Replacement Revolving Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in (x) any prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (vii) no Lender shall be obligated to provide a Replacement Revolving Facility Commitment as a result of any such request by any Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide a Replacement Revolving Facility Commitment and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (l) of this Section 2.21, such Lender shall not be obligated to provide or fund any Replacement Revolving Facility Commitments. In addition, any Revolving Facility Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or with other amounts), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the weighted average life to termination of such Replacement Revolving Facility Commitments shall be not shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Maturity Date of the refinanced Term Loans, (iv)  Replacement Revolving Loans shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and (unless constituting Subordinated Obligations (in which case such Replacement Revolving Loans shall be subject to the Subordination Terms)) shall rank pari passu in right of payment with the other Loan Obligations of the Senior Creditors and (v) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis.
(l)    Any Revolving Facility Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.
(m)    On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.
(n)    For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents, shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and (except to the extent constituting Subordinated Obligations, in which case they shall be subject to the Subordination Terms) shall rank pari passu in right of payment with the other Loan Obligations.
(o)    Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Eurocurrency Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under the Term Facilities fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (y) to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under the Revolving Facilities fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (ii) the initial Interest Period with respect to any Eurocurrency Borrowing of Incremental Loans may, at the applicable Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted LIBO Rate with respect to such initial Interest Period shall be the same as the Adjusted LIBO Rate applicable to any then-outstanding Eurocurrency Borrowing as such Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Eurocurrency Borrowing.
Section 2.21    Defaulting Lender. (%3)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to provide Letter of Credit Support for the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) provide Letter of Credit Support for the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to provide Letter of Credit Support pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender
(B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Letter of Credit Support.
(C)    With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the applicable Revolving Facility Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Letter of Credit Support; Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the applicable Revolving Facility Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the (i) Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, provide Letter of Credit Support for the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).
(b)    Defaulting Lender Cure. If the applicable Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to provision of any Letter of Credit Support), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender shall be deemed to no longer be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.22    Grant of Security. Each Loan Party hereby grants a security interest in the Collateral to the Administrative Agent, for the benefit of the applicable Lender Parties (or, in the case of that portion of the Collateral constituting Letter of Credit Support for Continuing Letters of Credit, to the applicable Issuing Bank, for the benefit of such Issuing Bank).
ARTICLE III

Representations and Warranties
On the date of each Credit Event, each Borrower represents and warrants to each of the Lenders that:
Section 3.01    Financial Condition. The audited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at December 31, 2012 reported by Deloitte & Touche LLP have been prepared in accordance with GAAP.
Section 3.02    No Change. Since December 31, 2012, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.03    Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, incorporation or registration (to the extent “good standing” has substantive legal meaning in such jurisdiction), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (to the extent “good standing” has substantive legal meaning in such jurisdiction), except to the extent not reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (including ERISA) except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.04    Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices which (i) have been obtained or made and are in full force and effect or (ii) the failure to obtain or to be in full force and effect would not result in a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 3.05    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any contractual obligation or Organizational Document of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such contractual obligation or Organizational Document (other than Permitted Liens) except to the extent not reasonably expected to have a Material Adverse Effect. As of the Closing Date, no Requirement of Law, Organizational Document or contractual obligation applicable to any Loan Party would reasonably be expected to have a Material Adverse Effect.
Section 3.06    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against or affecting any Group Member or against any of their respective properties or revenues (including the income from fees) (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
Section 3.07    No Default. No Group Member is in default under or with respect to any of its contractual obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 3.08    Taxes. Each Group Member has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the books of the relevant Group Member in accordance with GAAP), except in each case as would not reasonably be expected to have a Material Adverse Effect.
Section 3.09    Federal Reserve Regulations. No part of the proceeds of any Loans will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X of the Board.
Section 3.10    ERISA. No Group Member has any direct or contingent obligation or liability under any employee benefit plan or program or otherwise in respect of ERISA or the rules and regulations thereunder that would reasonably be expected to have a Material Adverse Effect.
Section 3.11    Investment Company Act. No Loan Party is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12    Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other certificate furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. Any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Term Facility Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 3.13    Use of Proceeds. The Borrowers will use the proceeds of the Loans, and may request the issuance of Letters of Credit, (a) to refinance all obligations under the Existing Credit Agreement, (b) to pay fees and expenses associated with the Transactions and (c) for working capital and general corporate purposes (including, without limitation, for any acquisitions of Equity Interests or other assets not prohibited by this Agreement).
Section 3.14    USA PATRIOT Act; OFAC.
(e)    Each Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, on or prior to the Closing Date, the Term Facility Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than three (3) Business Days prior to the Closing Date and required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.
(f)    None of the Group Members nor, to the knowledge of the Borrowers making this representation, any director, officer, agent, employee or Affiliate of any Group Member is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or equivalent European Union measure; and no Borrower will directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or equivalent European Union measure.
Section 3.15    Foreign Corrupt Practices Act. None of the Group Members, nor, to the knowledge of the Borrowers making this representation, any of their directors, officers, agents or employees, has (i) violated in the past five (5) years or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Group Members conduct their business and to which they are lawfully subject or (ii) in the past five (5) years made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
ARTICLE IV

Conditions of Lending
The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:
Section 4.01    All Credit Events. On the date of each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit:
(b)    In the case of each Credit Event (but, with respect to a Borrowing of any Incremental Loan, Extended Term Loan, Refinancing Term Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date) (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)    In the case of each Credit Event (but, with respect to a Borrowing of any Incremental Loan, Extended Term Loan, Refinancing Term Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement), at the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.
(d)    Each Credit Event (but, with respect to a Borrowing of any Incremental Loan, Extended Term Loan, Refinancing Term Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement) shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
Section 4.02    First Credit Event. On or prior to the Closing Date:
(d)    The Administrative Agent (or its counsel) shall have received from each of the Loan Parties, initial Issuing Bank and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(e)    The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (x) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties and (y) Walkers, special Cayman Islands counsel for the Loan Parties, each (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Lenders and each Issuing Bank on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(f)    The Administrative Agent shall have received, in the case of each Loan Party:
(i)    (i)    a copy of the certificate or articles of incorporation, memorandum of association, certificate of limited partnership, certificate of registration of exempted limited partnership, certificate of formation, exempted limited partnership agreement, or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) if such certification is not available in the applicable jurisdiction, otherwise certified by the Secretary or Assistant Secretary or similar officer of such Loan Party or (in the case of any Loan Party that is a limited partnership) its general partner, as applicable,
(ii)    a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)    a certificate of the Secretary or Assistant Secretary or similar officer of such Loan Party or (in the case of any Loan Party that is a limited partnership) of its general partner, as applicable, dated the Closing Date and certifying:
(1)     that attached thereto is a true and complete copy of the by-laws (or memorandum and articles of association, partnership agreement, exempted limited partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below,
(2)    that attached thereto is a true and complete copy of resolutions (or equivalent documentation) duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions (or equivalent documentation) have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(3)    that the certificate or articles of incorporation, memorandum of association, certificate of limited partnership, certificate of registration of exempted limited partnership, articles of incorporation, certificate of formation, exempted limited partnership agreement or other equivalent organizational documents of such Loan Party has not been amended since the date of the last amendment thereto as disclosed pursuant to clause (i) above
(4)    as to the incumbency and specimen signature of each officer of the Loan Party or (in the case of any Loan Party that is a limited partnership) of its general partner, as applicable, executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and
(5)    as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(g)    The Administrative Agent shall have received all fees payable thereto or to any Lender or Joint Lead Arranger on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document;
(h)    The Administrative Agent shall have received a certificate of a Financial Officer of the Term Facility Borrower or its general partner setting forth reasonably detailed calculations showing the EBITDA of the Group Members for the four fiscal quarters ending September 30, 2013.
For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.
ARTICLE V

Affirmative Covenants
Each Loan Party covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, such Loan Party will, and will (in the case of Sections 5.02(b), 5.03, 5.04, 5.05 and 5.07) cause each of the Subsidiaries to:
Section 5.01    Financial Statements. Furnish to the Administrative Agent (for distribution to each Lender):
(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Term Facility Borrower, (i) a copy of the audited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at the end of such year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, and (ii) a reconciliation prepared by a Financial Officer of the Term Facility Borrower or its general partner and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries in respect of such year; and
(a)    as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Term Facility Borrower, (i) a copy of the quarterly unaudited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at the end of such quarterly period, certified by a Financial Officer of the Public Company as prepared in accordance with GAAP (subject to normal year‑end audit adjustments and the absence of footnotes), and (ii) a reconciliation prepared by a Financial Officer of the Term Facility Borrower or its general partner and indicating the differences between (x) the financial statements referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries as at the end of such quarterly period.
Section 5.01    Certificates; Other Information. Furnish to the Administrative Agent (for distribution to each Lender), or (in the case of clause (b)) to the relevant Lender:
(a)    concurrently with the delivery of any financial statements pursuant to Section 5.01, a certificate of a Financial Officer of the Term Facility Borrower or its general partner (i) stating that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07; and
(b)    promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.
Section 5.02    Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.03 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.03    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.
Section 5.04    Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and the Lenders to discuss the business, operations, properties and financial and other condition of any Group Member with its officers and employees (upon prior notice and without undue disruption to the business of the Loan Parties).
Section 5.05    Notices. Promptly (after any Responsible Officer of any Borrower or (in the case of any Borrower that is a limited partnership) of its general partner, as applicable, obtains actual knowledge) give notice to the Administrative Agent (which will promptly thereafter notify each Lender) of:
(a)    the occurrence of any Default or Event of Default (and each such notice shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto);
(b)    any (i) default or event of default under any contractual obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Loan Party and any Governmental Authority, that in either case, would reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding affecting any Group Member (other than a litigation or proceeding described in clause (b) above) (i) as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) which directly relates to any Loan Document; and
(d)    any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06    Additional Guarantors. Within 20 days after a Material AGM Operating Group Entity is formed or acquired or such person becomes a Material AGM Operating Group Entity, as applicable, notify the Administrative Agent of such occurrence, and, within 30 days following such notification, cause such Material AGM Operating Group Entity to (i) become a party to this Agreement and a Guarantor by delivering to the Administrative Agent a Guarantor Joinder Agreement executed by such new Guarantor, (ii) deliver to the Administrative Agent a certificate of such Material AGM Operating Group Entity, substantially in the form of the certificates delivered pursuant to Section 4.02(c)(iii) on the Closing Date, with appropriate insertions and attachments, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
Section 5.07    Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.13.
Section 5.08    Change in Private Corporate Rating. Upon obtaining knowledge of any change in the private corporate rating established by S&P for the Public Company, use commercially reasonable efforts to direct the Administrative Agent to access S&P’s website or platform on which S&P makes such rating available.
Section 5.09    Anti-Corruption Laws and Sanctions. Maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Group Members and their respective directors, officers, employees and agents with (a) all laws, rules and regulations of any jurisdiction applicable to any Group Member from time to time concerning or relating to bribery or corruption and (b) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

ARTICLE VI

Negative Covenants
Each Loan Party covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, such Loan Party will not, and will not permit any of its Subsidiaries to (it being understood and agreed that the following covenants shall not restrict any of the Group Members from entering into, consummating and performing under strategic relationships with financial institutions and other parties and, as necessary, shall be deemed to include exceptions permitting each such Loan Party and Subsidiary to enter into, consummate and perform under such relationships):
Section 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness existing on the Closing Date (provided that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $1,000,000 shall be set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person other than a Group Member);
(b)    Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;
(c)    Indebtedness of any Group Member pursuant to Hedging Agreements entered into for non-speculative purposes;
(d)    Indebtedness owed to (including obligations in respect of letters of credit or bank guaranties or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Group Member, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;
(e)    Indebtedness of any Loan Party to any other Group Member, and of any Subsidiary to any other Group Member (in each case other than any Guaranty by a Loan Party or any other Subsidiary of Non-Recourse Seasoning Debt); provided that any Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this clause (e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms reasonably satisfactory to the Administrative Agent;
(f)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guaranties and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(g)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;
(h)    (i) Indebtedness of a Subsidiary or Loan Party acquired after the Closing Date or a person merged or combined with any Group Member after the Closing Date and Indebtedness otherwise incurred or assumed by any Group Member in connection with the acquisition of all or substantially all of the assets of, or all or substantially all of the Equity Interests (other than directors’ qualifying shares) not previously held by the Group Members in, or merger, consolidation or amalgamation with, a person or a division or line of business of a person or a controlling interest in a person (or any subsequent investment made in a person, division or line of business previously acquired in any such acquisition), where such acquisition, merger or consolidation is not prohibited by this Agreement; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;
(i)    (i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by any Group Member prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement; and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(j)    (i) Indebtedness of any Group Member (including Guaranties by the Group Members (other than the Seasoning Subsidiaries) of Non-Recourse Seasoning Debt) and Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount for all Indebtedness incurred pursuant to this clause (j)(i) not to exceed $200,000,000 at any time outstanding and (ii) Indebtedness of the Seasoning Subsidiaries consisting of Non-Recourse Seasoning Debt and any Permitted Refinancing Indebtedness (without giving effect to the final parenthetical in clause (d) of the definition thereof) in respect thereof;
(k)    other Indebtedness of any Group Member, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed $200,000,000;
(l)    [reserved];
(m)    Guaranties (i) by any Group Member of any Indebtedness of Loan Party permitted to be incurred under this Agreement, (ii) by any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party, (iii) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party, and (iv) by any Loan Party of Indebtedness of Subsidiaries that are not Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms; provided that Guaranties by any Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;
(n)    Indebtedness arising from agreements of any Group Member providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with investments or the disposition of any business, assets, a Loan Party or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(o)    Indebtedness in respect of letters of credit, bank guaranties, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices;
(p)    [reserved];
(q)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)    [reserved];
(s)    (i) other Indebtedness so long as the Net Leverage Ratio on a Pro Forma Basis immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof (but without netting any of the proceeds thereof) is not greater than 4.00 to 1.00; and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(t)    Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (t), would not exceed $50,000,000;
(u)    Indebtedness incurred in the ordinary course of business in respect of obligations of any Group Member to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;
(v)    Indebtedness representing deferred compensation to employees, consultants or independent contractors of any Group Member (or any direct or indirect parent thereof) incurred in the ordinary course of business;
(w)    obligations in respect of Cash Management Agreements in the ordinary course of business;
(x)    Refinancing Notes and any Permitted Refinancing Indebtedness incurred in respect thereof;
(y)    (i) Indebtedness in an aggregate principal amount not to exceed at the time of incurrence an amount equal to the amount determined pursuant to clause (i) of the definition of Incremental Amount at such time; provided that (x) the incurrence of any Indebtedness for borrowed money pursuant to this clause (y)(i) shall be subject to the last paragraph of this Section 6.01, and (y) there shall be no obligor in respect of such Indebtedness that is not a Loan Party; and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(z)    (i) Indebtedness of any Loan Party under Back-to-Back Lending Facilities that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (z)(i), would not exceed $150,000,000; and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(aa)    Indebtedness incurred on behalf of, or representing Guaranties of Indebtedness of, joint ventures in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (aa), would not exceed $50,000,000;
(bb)    Indebtedness issued by any Group Member to, or Guaranties of any Indebtedness of, current or former officers, directors and employees (and their respective estates, spouses or former spouses) of any Group Member, Public Company or any of their respective Affiliates, in each case in the ordinary course of business;
(cc)    Indebtedness consisting of obligations of any Group Member under deferred compensation or other similar arrangements incurred by such Group Member;
(dd)    Indebtedness of any Group Member to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Group Members;
(ee)    Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit; and
(ff)    (i) all premiums (if any, including tender premiums), expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ee) above; and (ii) any Permitted Refinancing Indebtedness in respect thereof.
For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.
Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.01(a) through (ff) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.01(a) through (ff), the Term Facility Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses; provided that all Indebtedness under this Agreement outstanding on the Closing Date shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
With respect to any Indebtedness for borrowed money described in Section 6.01(y)(i), (A) the stated maturity date of such Indebtedness shall be no earlier than the latest Maturity Date as in effect at the time such Indebtedness is incurred and (B) except in respect of any such Indebtedness incurred under any revolving credit facility, the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans.
Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of any Group Member at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)    Liens on property or assets of any Group Member existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and set forth on Schedule 6.02(a), and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of any Group Member other than (A) after-acquired property that is affixed or incorporated into the property covered by such Liens and (B) proceeds and products thereof;
(b)    any Lien created under the Loan Documents;
(c)    any Lien on any property or asset of any Group Member securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided that such Lien (i) does not apply to any other property or assets of the Group Members not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); and (ii) such Lien is not created in contemplation of or in connection with such acquisition;
(d)    Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith;
(e)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, an applicable Group Member shall have set aside on its books reserves in accordance with GAAP;
(f)    (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guaranties for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member;
(g)    deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)    zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of any Group Member;
(i)    Liens securing Indebtedness permitted by Section 6.01(i); provided that such Liens do not apply to any property or assets of any Group Member other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof and customary security deposits; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) and incurred pursuant to Section 6.01(i);
(j)    Liens arising out of capitalized lease transactions, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;
(k)    Liens securing judgments that do not constitute an Event of Default;
(l)    Liens securing obligations in respect of Specified Hedge Agreements and Specified Cash Management Agreements entered into in the ordinary course of business and (in the case of any such Specified Hedge Agreements) for non-speculative purposes;
(m)    any interest or title of a lessor or sublessor under any leases or subleases entered into by any Group Member in the ordinary course of business;
(n)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of any Group Member to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Group Member, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any Group Member in the ordinary course of business;
(o)    Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights or (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(p)    Liens securing obligations in respect of trade-related letters of credit, bank guaranties or similar obligations permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guaranties or similar obligations and the proceeds and products thereof;
(q)    leases or subleases, licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Group Members, taken as a whole;
(r)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s)    Liens solely on any cash earnest money deposits made any Group Member in connection with any letter of intent or purchase agreement in respect of any investment permitted hereunder;
(t)    (i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens with respect to property or assets of any person securing Indebtedness permitted under Section 6.01(aa);
(u)    Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(v)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)    agreements to subordinate any interest of any Group Member in any accounts receivable or other proceeds arising from inventory consigned by such Group Member pursuant to an agreement entered into in the ordinary course of business;
(x)    Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;
(y)    Liens on Equity Interests in joint ventures (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;
(z)    Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;
(aa)    Liens in respect of non-recourse receivables sales or factoring transactions that extend only to the receivables and associated ancillary rights subject thereto;
(bb)    Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(cc)    in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;
(dd)    Liens securing Indebtedness or other obligation (i) of any Group Member in favor of any Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;
(ee)    Liens on not more than $50,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes;
(ff)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guaranty or bankers’ acceptance issued or created for the account of any Group Member in the ordinary course of business; provided that such Lien secures only the obligations of such Group Member in respect of such letter of credit, bank guaranty or banker’s acceptance to the extent permitted under Section 6.01;
(gg)    Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (x)  such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;
(hh)    [reserved]; and
(ii)    other Liens with respect to property or assets of any Group Member securing obligations in an aggregate principal amount that at the time of, and after giving effect to, the incurrence of such Liens, would not exceed $200,000,000.
For purposes of determining compliance with this Section 6.02(a), a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Sections 6.02(a) through (ii) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Sections 6.02(a) through (ii), the Term Facility Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Section 6.03    Fundamental Changes; Sales of Material Assets. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or any substantial part of its property or business or any material assets (determined by reference to the combined financial condition of the Group Members), except that:
(a)    any Group Member may dispose of any property (including any investment) in the ordinary course of business and consistent with past practices or so long as such disposition would not reasonably be expected to have a Material Adverse Effect;
(b)    any Group Member (other than the Term Facility Borrower or any Revolving Facility Borrower with any Obligations outstanding) may liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) if the effect thereof is a disposition of its assets to another Group Member, or dispose of all or any part of its property or business so long as such disposition does not have a Material Adverse Effect, provided that, in the case of any liquidation, winding up or dissolution of any Loan Party, the resulting disposition of its assets is to another Loan Party;
(c)    any Group Member may dispose of any restricted depository units representing ownership interests in common units of AP Alternative Assets, L.P.; and
(d)    any Group Member may Dispose of the “G-4” aircraft or its owner.
Section 6.04    Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member or any AGM Fund) unless such transaction (a) is otherwise expressly permitted by this Agreement or in the ordinary course of business and consistent with past practices generally, (b) is upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a person that is not an Affiliate or (c) would not reasonably be expected to have a Material Adverse Effect.
Business of Group Members
Section 6.05    Amendment to Management Agreements. Amend, supplement, waive, terminate or otherwise modify any material management agreement with any AGM Fund if such amendment, supplement, waiver, termination or modification would reasonably be expected to have a Material Adverse Effect (it being agreed and understood that any amendment or other modification of such an agreement to (x) achieve non-consolidation for financial reporting purposes of the AGM Funds with the Group Members or (y) provide investors in any AGM Fund, and/or independent board members of any AGM Fund, with the power to cause a liquidation of such AGM Fund and/or the power to remove a Group Member as general partner of manager of such AGM Fund, shall be permitted).
Section 6.06    Financial Covenants. Permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending March 31, 2014), (a) the aggregate Assets Under Management to be less than $40,000,000,000 or (b) the Net Leverage Ratio to exceed 4.00 to 1.00 (the financial covenant set forth in this clause (b) of this Section 6.07, the “Financial Performance Covenant”).
ARTICLE VII

Events of Default
Section 7.01    Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(jj)    any Borrower shall fail to pay (i) any principal of any of its Loans when due in accordance with the terms hereof or (ii) any interest on any of its Loans, any reimbursement with respect to any applicable L/C Disbursement or any other amount payable hereunder or under any other Loan Document, within five days after any such interest, reimbursement or other amount becomes due in accordance with the terms hereof; or
(kk)    any representation or warranty made or deemed made by any Loan Party (which shall be deemed to include, in the case of any limited partnership, any representation or warranty made by its general partner) herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it (or by its general partner) at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(ll)    any Loan Party shall default in the observance or performance of (A) clause (i) or (ii) of Section 5.03(a), Section 5.07 or Section 5.08, or (B) Article VI; or
(mm)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 7.01), and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice to the Term Facility Borrower from the Administrative Agent or the Required Lenders; or
(nn)    any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty) to become payable; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(oo)    (i) any Borrower or material Group Member shall commence any case, proceeding or other action under any existing or future Debtor Relief Laws seeking (A) to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or material Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or material Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Borrower or material Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or material Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or material Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(pp)    any material provision of the guaranty contained in Article X of this Agreement shall cease, for any reason, to be in full force and effect with respect to any Guarantor, or any Loan Party or any affiliate of any Loan Party shall so assert; or
(qq)    there shall have occurred a Change in Control,
then, and in any such event, (A) if such event is an Event of Default specified in subclause (i) or (ii) of clause (f) above with respect to any Borrower or any material Group Member, automatically the Commitments shall immediately terminate, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and the Administrative Agent shall be deemed to have made a demand for Letter of Credit Support pursuant to Section 2.05(j), and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Term Facility Borrower and any other applicable Borrower, terminate the Commitments, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable, whereupon the same shall immediately become due and payable, and make a demand for Letter of Credit Support pursuant to Section 2.05(j). Except as expressly provided above in this Section 7.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

Section 7.02    Treatment of Certain Payments. (a) Any amount received by the Administrative Agent from any Group Member following any acceleration of the Loan Obligations under this Agreement or any Event of Default specified in subclause (i) or (ii) of clause (f) of Section 7.01, in each case that is continuing, shall be applied: (i) first, to the payment of all reasonable and documented out-of-pocket costs and expenses and indemnification amounts then due to the Administrative Agent from the Borrowers and all fees owed to them in connection with the collection or sale or otherwise in connection with this Agreement or any other Loan Document, including all court costs and reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent under this Agreement or any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document in its capacity as such, (ii) second, towards payment in full of interest and fees then due from the Borrowers hereunder in respect of the Senior Obligations, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment in full of other Senior Obligations then due from the Loan Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Senior Obligations then due to such parties, (v) fifth, towards payment in full of the Subordinated Obligations then due from the Loan Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Subordinated Obligations then due to such parties and (vi) sixth, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Requirements of Law.
(b) Any amounts of Collateral received by the Administrative Agent following any acceleration of the Loan Obligations under this Agreement or any Event of Default specified in subclause (i) or (ii) of clause (f) of Section 7.01, in each case that is continuing, shall be applied: (i) first, towards payment in full of interest and fees then due from the Borrowers hereunder in respect of the Senior Obligations secured by such Collateral, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrowers hereunder and in respect of which such Collateral was delivered hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iii) third, towards payment in full of other Senior Obligations then due from the Loan Parties hereunder in respect of which such Collateral has been delivered hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Senior Obligations then due to such parties, (iv) fourth, towards payment in full of the Subordinated Obligations then due from the Loan Parties hereunder in respect of which such Collateral has been delivered hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Senior Obligations then due to such parties, (v) fifth, towards payment in full of other Obligations then due from the Loan Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, and (v) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Requirements of Law.
Section 7.03    Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Loan Parties fail (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the tenth Business Day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.02(a)(ii), any of the Public Company, Parent Entities or Group Members shall have the right to issue equity securities (other than Disqualified Stock) for cash to persons who are not Group Members or otherwise receive cash contributions to the capital of such entities from persons who are not Group Members, and, in each case, to contribute any such cash to the capital of any Borrower (collectively, the “Cure Right”), and upon the receipt by such Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to the applicable fiscal quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of this Agreement and (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant. If, after giving effect to the adjustments referred to in this Section 7.03, the Loan Parties shall then be in compliance with the requirements of the Financial Performance Covenant, the Loan Parties shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement. It is understood and agreed that none of the Administrative Agent, the Lenders and the Issuing Banks shall have the right to exercise any remedy in connection with the Loan Parties’ failure to comply with the Financial Performance Covenant until the expiration of the ten-Business Day period referred to above.
ARTICLE VIII

The Administrative Agent
Section 8.01    Appointment. Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable)) and each Issuing Bank (in such capacity) hereby irrevocably designate and appoint the Administrative Agent as the agent of such Lender and such Issuing Bank under this Agreement and the other Loan Documents and each such Lender and such Issuing Bank irrevocably authorize the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Loan Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
Section 8.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on any Collateral by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to any Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Cash Collateral (including, without limitation, any cash collateral provided pursuant to Section 2.11(b)) or any Letter of Credit Support unless and except to the extent expressly authorized in writing (a) with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, by the applicable Issuing Bank and (b) in all other cases, by the Administrative Agent. Should any instrument in writing from any Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, such Borrower and such other Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.
Section 8.03    Exculpatory Provisions. None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof or (in the case of any limited partnership) of its general partner, as applicable, contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by any Borrower, a Lender or Issuing Bank. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 8.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or any Borrower, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.06    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 8.07    Indemnification. The Lenders agree to indemnify the Administrative Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of the Administrative Agent, outstanding Term Loans and unused Commitments hereunder; provided that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s or such Issuing Bank’s, as applicable, gross negligence or willful misconduct. The failure of any Lender to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 8.08    Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 8.09    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Term Facility Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(a) or (f) shall have occurred and be continuing) be subject to approval by the Term Facility Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
Section 8.10    Joint Bookrunners, Joint Lead Arrangers and Syndication Agents. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunners, Joint Lead Arrangers or Syndication Agent is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).
Section 8.11    Loan Documents. The Lenders authorize the Administrative Agent to release any collateral (including any Letter of Credit Support) or/and Guarantors in accordance with Section 9.18.
Section 8.12    Right to Realize on Collateral and Enforce Guaranties. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, the Administrative Agent and each Lender Party hereby agree that no Lender Party individually shall have any right individually to realize upon any Collateral (including any Letter of Credit Support) or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of all Lender Parties and in accordance with the terms hereof, and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, on behalf of all Lender Parties and in accordance with the terms hereof and thereof (provided, however, that, with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, the applicable Issuing Bank shall have the right to enforce or realize upon such Letter of Credit Support).
Section 8.13    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes were correctly or legally imposed or asserted by such authority, such Lender or Issuing Bank shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. The agreements set forth in this Section 8.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
ARTICLE IX

Miscellaneous
Section 9.01    Notices; Communications. (%3)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Loan Party, the Administrative Agent, the Issuing Bank as of the Closing Date or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such person on Schedule 9.01; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(e)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
(f)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).
(g)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(h)    Documents required to be delivered pursuant to Section 5.01 and 5.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which any Borrower posts such documents, or provides a link thereto, on such Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on such Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Term Facility Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests any Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Term Facility Borrower or any other Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.02, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 9.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.
Section 9.03    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent, each Issuing Bank and each Lender, and their respective permitted successors and assigns.
Section 9.04    Successors and Assigns. (%3) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) (it being understood that any Borrower may discontinue its existence to the extent not prohibited by Section 6.03) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(a)    (%4) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of (A) with respect to any assignment of any Term Facility Commitment or any Term Loan (other than an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), the Term Facility Borrower and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed) (provided that (x) such consent of the Term Facility Borrower shall not be required if an Event of Default under Section 7.01(a) or (f) has occurred and is continuing and (y) such consent of the Administrative Agent shall not be required in connection with any assignment to an Affiliate Lender in compliance with the provisions of Section 9.04(i)) and (B) with respect to any assignment of any Revolving Facility Commitment or any Revolving Facility Loan, (x) (other than an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), the applicable Revolving Facility Borrower (provided that such consent of the applicable Revolving Facility Borrower shall not be required if an Event of Default under Section 7.01(a) or (f) has occurred and is continuing) and (y) the Administrative Agent, the Swingline Lender and each Issuing Bank (in the case of each of clauses (x) and (y) above, such consent not to be unreasonably withheld or delayed); provided that notwithstanding anything herein to the contrary, no assignment of any Commitment or any Loan shall be permitted hereunder without the prior written consent of all Borrowers (in their sole and absolute discretion) if, after giving effect to such assignment, (x) any Lender and its Affiliates and related Approved Funds (collectively) would hold directly greater than 15% of the sum of all Loans (other than Swingline Loans) outstanding, all Revolving L/C Exposures, all Swingline Exposures and all Available Unused Commitments or (y) the Designated Lenders (collectively) would hold less than 51% of the sum of all Loans (other than Swingline Loans and any Loans that constitute Subordinated Obligations) outstanding, all Revolving L/C Exposures, all Swingline Exposures and all Available Unused Commitments; provided further that each Borrower shall be deemed to have consented to any assignment of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof.
(iii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or $5,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments), unless each of the applicable Borrower and the Administrative Agent otherwise consent; provided that such amount shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any; provided further that no such consent of any Borrower shall be required if an Event of Default under Section 7.01(a) or (f) shall have occurred and be continuing;
(B)    the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and
(D)    the Assignee shall not be a Borrower or any of its Affiliates or Subsidiaries except in accordance with Section 9.04(i) and Section 9.21.
For the purposes of this Section 9.04, “Approved Fund”, with respect to a Lender or a Participant, means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) such Lender or such Participant, respectively, (b) an Affiliate of such Lender or such Participant, respectively, or (c) an entity or an Affiliate of an entity that administers or manages such Lender or such Participant, respectively. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of the Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Any assigning Lender shall, in connection with any potential assignment, provide to the applicable Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(a) or (f) has occurred and is continuing.
(iv)    Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)); provided that an Assignee shall not be entitled to receive any greater payment pursuant to Section 2.17 than the applicable Assignor would have been entitled to receive had no such assignment occurred unless the assignment is made with the applicable Borrower’s prior written consent in accordance with Section 9.04(b)(i) (not to be unreasonably withheld or delayed); provided that each potential Assignee shall provide such information as is reasonably requested by the applicable Borrower in order for such Borrower to determine whether to provide its consent. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04.
(v)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks, the Swingline Lender and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.
(vi)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).
(b)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Loan Party or any Subsidiary or the performance or observance by any Loan Party or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.01(or delivered pursuant to Section 5.01), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    (%4) Any Lender may, with the consent of the applicable Borrower (not to be unreasonably withheld or delayed) but not the Administrative Agent, sell participations to one or more banks or other entities other than any Ineligible Institution or any Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided further that the applicable Borrower shall be deemed to have consented to any sale of participations described above in respect of Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default or any modification of Section 6.07) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 (it being understood that the documentation required under Section 2.17 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(i)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent in accordance with Section 9.04(d)(i) (not to be unreasonably withheld or delayed); provided that each potential Participant shall provide such information as is reasonably requested by the applicable Borrower in order for such Borrower to determine whether to provide its consent.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any Central Bank having jurisdiction over such Lender and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.
(f)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of any Borrower or the Administrative Agent. Each of the Loan Parties, Lenders, Issuing Banks and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(g)    If any Borrower wishes to replace the Loans or Commitments under any Facility applicable to it with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by such Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.
(h)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clause (i) of this Section 9.04), the Public Company, any Group Member or any of their respective Affiliates may purchase from time to time, at individually negotiated prices or otherwise, any Term Loan or Term Facility Commitment from any of the Lenders, in a pro rata or non pro rata manner, and without the consent of the Administrative Agent, any Issuing Bank, any Lender or any other person (each such purchase by the Public Company, any Group Member or any of their respective Affiliates, a “Permitted Loan Purchase”, and each Lender holding a Term Loan or Term Facility Commitment acquired through a Permitted Loan Purchase, an “Affiliate Lender”); provided that (A) any Term Loan acquired through a Permitted Loan Purchase shall be subject to provisions of Section 2.18(f) and Section 9.21, (B) in connection with any Permitted Loan Purchase, the Public Company, any Group Member or any of their respective Affiliates effecting a purchase pursuant to this Section 9.04(i) and the applicable assigning Lender shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 9.04, (C) no Default or Event of Default would exist immediately before or after giving effect to such Permitted Loan Purchase and (D) for the avoidance of doubt, no Revolving Facility Commitments, Revolving Facility Loans or L/C Exposure shall be assigned to any Affiliate Lender.
(i)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 9.05    Expenses; Indemnity. (%3)  The Borrowers agree to pay
(i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and the Joint Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of a single counsel for the Senior Creditors, taken as a whole and a single counsel for the Affiliate Lenders, taken as a whole,, and, if necessary, a single local counsel in each appropriate jurisdiction for the Senior Creditors, taken as a whole and a single local counsel in each appropriate jurisdiction for the Affiliate Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm for such affected person (and, if necessary, a single local counsel in each appropriate jurisdiction for such affected person)).
(a)    The Borrowers agree to indemnify the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their Related Parties (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees that are Senior Creditors, taken as a whole, and one counsel for all such Indemnitees that are Affiliate Lenders, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees that are Senior Creditors, taken as a whole and a single local counsel in each appropriate jurisdiction for all such Indemnitees that are Affiliate Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm for such affected Indemnitee (and, if necessary, a single local counsel in each appropriate jurisdiction for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrowers or any of their subsidiaries or Affiliates whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrowers or any of their Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent or a Joint Lead Arranger in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Borrowers or any Subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(b)    Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.
(c)    To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)    The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 9.06    Right of Set-off. Subject to the Subordination Terms, if an Event of Default shall have occurred and be continuing, each of the Lenders and Issuing Banks is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party or any Subsidiary against any of and all the obligations of the any Loan Party or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Loan Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.
Section 9.07    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
Section 9.08    Waivers; Amendment. (%3)  No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:
(iv)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest (except as provided in the definition of “Applicable Margin”) on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the latest Maturity Date in effect for the Revolving Facility Commitments of the applicable Class (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(v)    increase or extend the Commitment of any Lender, or decrease the Commitment Fees (except as provided in the definition of “Applicable Commitment Fee”), L/C Participation Fees or any other Fees of any Lender, without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender,
(vi)    extend or waive any Other Term Loan Installment Date or reduce the amount due on any Other Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(vii)    amend the provisions of Section 7.02 in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification), except as provided in Sections 9.08(d) and (e),
(viii)    amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders”, “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), except as provided in Sections 9.08(d) and (e),
(ix)    release any Borrower or all or substantially all of the Loan Parties from their respective Guaranties under this Agreement unless, in the case of any Loan Party (other than the Term Facility Borrower or any Revolving Facility Borrower with any Obligations outstanding), such entity ceases to constitute a Loan Party as a result of a transaction not prohibited hereunder on the date hereof, without the prior written consent of each Lender;
(x)    effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed), except as provided in Section 9.08(e);
(xi)    waive, amend, supplement or modify any of the provisions of Section 2.18(f), Section 9.21 or any of the definitions of “Senior Creditors”, “Senior Obligations”, “Affiliate Lenders” or “Subordinated Obligations” without , in each case, the written consent of all Senior Creditors;
(xii)    amend or modify the definition of “Revolving Facility Percentage” without the written consent of all Revolving Facility Lenders; or
(xiii)    amend or modify any condition in Section 4.01 without the written consent of the Majority Lenders participating in the adversely affected Facility;
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.
(b)    Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral (including any Letter of Credit Support (provided, however, that, with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, consent of the applicable Issuing Bank shall be required)) or additional property to become Collateral for the benefit of the Lender Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Lender Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(c)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit facilities in any determination of the requisite lenders required hereunder, including the Required Lenders; provided that, notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, any Collateral (including any Letter of Credit Support) that is delivered to the Administrative Agent (or to the applicable Issuing Bank, in the case of Letter of Credit Support relating to any Continuing Letter of Credit) to support certain Obligations in accordance of the terms hereof shall be held solely for the benefit of the Lender Parties to whom such Obligations are owed and shall not be shared with any other Lender Parties at any time that such Obligations remain outstanding.
(d)    Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Term Facility Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to cure any ambiguity, omission, defect or inconsistency or (B) to integrate any Incremental Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans (and Commitments with respect thereto), as may be necessary to establish such Other Revolving Loans or Other Term Loans (and Commitments with respect thereto) as a separate Class or tranche from the existing Loans or Commitments.
(e)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.
(g)    With respect to the incurrence of any secured or unsecured Indebtedness, any Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer of such Borrower or (in the case of any Borrower that is a limited partnership) of its general partner, as applicable, at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall state that such Borrower or (in the case of any Borrower that is a limited partnership) its general partner, as applicable, has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Sections 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof.
Section 9.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.
Section 9.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15    Jurisdiction; Consent to Service of Process. (%3) Each of the Loan Parties irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(a)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)    Other than as provided in this Section 9.15(c), each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Loan Party that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state or territory thereof or the District of Columbia hereby irrevocably appoints the Term Facility Borrower, as its agent to receive on its behalf, service of process that may be served in any action, litigation or proceeding referred to in clause (a) of this Section 9.15. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
Section 9.16    Confidentiality. Each of the Lenders, Issuing Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Public Company, any Parent Entity, any Loan Party and any Subsidiary furnished to it by or on behalf of such person (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, Issuing Bank or Agent without violating this Section 9.16 or (c) was available to such Lender, Issuing Bank or Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Public Company, any Parent Entity, any Loan Party or any Subsidiary) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender or Letters of Credit on behalf of such Issuing Bank (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).
Each Lender acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrowers and their affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by any Loan Party, the Administrative Agent or the Joint Lead Arrangers pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Loan Parties and its affiliates and their related parties or their respective securities. Accordingly, each Lender represents to each Loan Party, the Administrative Agent and Arrangers that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.17    Platform; Borrower Materials. Each of the Loan Parties hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, in the case of a company that is not a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if such company were a public-reporting company) with respect to the Public Company, the Loan Parties or the Subsidiaries or any of their respective securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC”, each Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) of a type that would reasonably be expected to be publicly available if the Public Company or the Loan Parties were a public-reporting company or (B) not material (although it may be sensitive and proprietary) with respect to the Public Company, the Loan Parties, the Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.
Section 9.18    Release of Liens and Guaranties.
(a)     The Administrative Agent, the Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral (including any cash collateral providing Cash Collateralization hereunder and any Letter of Credit Support (excluding any Letter of Credit Support relating to any Continuing Letter of Credit)) shall be automatically released in full upon the occurrence of the Termination Date (but subject to the provisions of Section 9.18(d) below).
(b)    The Lenders and the Issuing Banks hereby irrevocably agree that any Guarantor shall be automatically released from the Guaranties upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Loan Party (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry).
(c)    The Lenders and the Issuing Banks hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or Issuing Bank. Following any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent shall promptly (and the Lenders and the Issuing Banks hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Term Facility Borrower and at such Borrower’s expense in connection with such release; provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Term Facility Borrower or its general partner containing such certifications as the Administrative Agent shall reasonably request.
(d)    Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Term Facility Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender Party) take such actions as shall be required to release all obligations and Liens on any Collateral (including any cash collateral providing Cash Collateralization hereunder and any Letter of Credit Support under any Loan Document), whether or not on the date of such release there may be any contingent indemnification obligations or expense reimburse claims not then due (provided that, for the avoidance of doubt, in the event any Letters of Credit (including any Continuing Letter of Credit) remain outstanding, any Letter of Credit Support being held by the Administrative Agent or the applicable Issuing Bank, as the case may be, to support any Obligations relating thereto shall be retained by the Administrative Agent or such Issuing Bank); provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Term Facility Borrower or its general partner containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. The Term Facility Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (and its representatives) in connection with taking such actions as contemplated by this Section 9.18(d).
Section 9.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from a Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Loan Party (or to any other person who may be entitled thereto under applicable law).
Section 9.20    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notify each Borrower that, pursuant to the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
Section 9.21    Affiliate Lenders.
(a)    Notwithstanding anything to the contrary in this Agreement, with respect to (i) any waiver, amendment, supplement or modification of this Agreement or any other Loan Document, (ii) any consent or request by any Lenders as contemplated by Article VII or any directions by any Lenders as contemplated by Section 8.05 or (iii) any instruction or authorization given to the Administrative Agent under this Agreement or any other Loan Document (in each case, to the extent that an Affiliate Lender, or the Affiliate Lenders as a group, are (subject to Section 2.18(f)) treated therein in the same, or a better, manner than the other Lenders), any Affiliate Lender shall be deemed to agree, consent, approve or join such waiver, amendment, supplement or modification, such consent, request or directions or such instruction or authorization if it has otherwise been agreed or consented to, or joined in, by the Required Lenders, calculated for this purpose on a basis that disregards (for certainty of clarity, in both the numerator and the denominator) the Loans held by any Affiliate Lender from time to time and, if requested by the Administrative Agent, each Affiliate Lender shall take such actions at its sole cost and expense as are reasonable in the circumstances to confirm, evidence or implement its agreements in this clause (a).
(b)    The Lenders (other than Affiliate Lenders) may hold discussions, which may include the Administrative Agent and advisers to the foregoing, with respect to matters of concern to them relating to any of the Group Members or their Affiliates or this Agreement or any other Loan Document without inviting or permitting participation therein by Affiliate Lenders or sharing with Affiliate Lenders any notice or report thereof or any materials prepared to facilitate or further such discussions or otherwise requested in connection therewith.
(c)    No Affiliate Lender shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, any Joint Lead Arranger or any other Lender or any of their respective Affiliates with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent, such Joint Lead Arranger or such other Lender or affiliate thereof under the Loan Documents.
(d)    Any agreement, consent or waiver of any Affiliate Lender deemed received pursuant to Section 9.21(a) shall be deemed to have been received by the Administrative Agent simultaneously with its receipt of the agreement, consent or waiver of the Required Lenders (in each case as calculated as provided in Section 9.21(a)), for purposes of determining the entitlement of any Affiliate Lender to any consent or similar fee or any other consideration to Lenders (or any appropriate grouping thereof) agreeing or consenting to such waiver, amendment or modification.
Section 9.22    Agency of the Term Facility Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Term Facility Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
Section 9.23    No Liability of the Issuing Banks. Each Revolving Facility Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that each Revolving Facility Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Revolving Facility Borrower, to the extent of any direct, but not consequential, damages suffered by such Revolving Facility Borrower that such Revolving Facility Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
ARTICLE X

Guaranty
Section 10.01    Guaranty of Payment. Subject to Section 10.07, each Guarantor hereby unconditionally and irrevocably and jointly and severally guarantees (other than with respect to its own Loan Obligations) to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any payment hereunder shall be made at such place and in the same currency as such relevant Loan Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Loan Obligations whenever arising.
Obligations Unconditional
Section 10.02    Modifications. Each Guarantor agrees to the fullest extent permitted by applicable law that (a) all or any part of any security which hereafter may be held for the Loan Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Administrative Agent, the Lenders and the Issuing Banks shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Loan Obligations or the properties subject thereto; (c) the time or place of payment of the Loan Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Loan Document may be modified, amended or waived; (f) any party liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Borrower or any other party liable for the payment of the Loan Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Loan Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
Section 10.03    Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Administrative Agent, the Lenders and the Issuing Banks, and of all Loans made to the Borrowers by the Lenders and Letters of Credit issued by the Issuing Banks; (b) presentment and demand for payment or performance of any of the Loan Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Loan Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Loan Obligations, or the Administrative Agent’s, Lenders’ or Issuing Banks’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which any Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 10.04; and (f) demand for payment under this guaranty.
Section 10.04    Reinstatement. The obligations of each Guarantor under this Section 10.05 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Loan Obligations is rescinded or must be otherwise restored by any holder of any of the Loan Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, Lenders and Issuing Banks in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 10.05    Remedies. Each Guarantor agrees to the fullest extent permitted by applicable law that, as between such Guarantor, on the one hand, and the Administrative Agent, Lenders and Issuing Banks, on the other hand, the Loan Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Loan Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or such Loan Obligations being deemed to have become automatically due and payable), such Loan Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by such Guarantor.
Section 10.06    Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code). Notwithstanding anything herein or in any other Loan Document, the partners of the Loan Parties shall not be personally liable under this Agreement or any other Loan Document.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

APOLLO MANAGEMENT HOLDINGS, L.P., as the Term Facility Borrower, a Revolving Facility Borrower and a Guarantor
By: Apollo Management Holdings GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO MANAGEMENT, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Management GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO CAPITAL MANAGEMENT, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Capital Management GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO INTERNATIONAL MANAGEMENT, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo International Management GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

AAA HOLDINGS, L.P., as a Revolving Facility Borrower and a Guarantor
By: AAA Holdings GP Limited, its general partner
By: /s/ John J. Suydam
Name: John J. Suydam
Title: Director

APOLLO PRINCIPAL HOLDINGS I, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings I GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS II, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings II GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS III, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings III GP, Ltd., its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS IV, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings IV GP, Ltd., its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS V, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings V GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS VI, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings VI GP, LLC, its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS VII, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings VII GP, Ltd., its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS VIII, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings VIII GP, Ltd., its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

APOLLO PRINCIPAL HOLDINGS IX, L.P., as a Revolving Facility Borrower and a Guarantor
By: Apollo Principal Holdings IX GP, Ltd., its general partner
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

ST HOLDINGS GP, LLC, as a Revolving Facility Borrower and a Guarantor
By: /s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President

ST MANAGEMENT HOLDINGS, LLC, as a Revolving Facility Borrower and a Guarantor

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent, initial Issuing Bank and a Lender
By: /s/ Lauren Gubkin
Name: Lauren Gubkin
Title: Vice President

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
1. The Assignor hereby irrevocably sells and assigns, without recourse, to the Assignee, and the Assignee hereby irrevocably purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(b)(v) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
2. Pursuant to Section 9.04(b)(ii) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 9.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $3,500 and (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17 of the Credit Agreement.
3. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.
Date of Assignment:
Legal Name of Assignor (“Assignor”):
Legal Name of Assignee (“Assignee”):
Assignee’s Address for Notices:

Effective Date of Assignment:

Facility/Commitment	Principal Amount Assigned	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Term Loans/Commitments	$	%
Revolving Facility Loans/Commitments	$	%

The Assignee shall deliver to the Administrative Agent an Administrative Questionnaire in a form approved by the Administrative Agent in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature pages follow.]

The terms set forth above are hereby agreed to:	Accepted:
_______________, as Assignor by: _________________________ Name: Title:	JPMORGAN CHASE BANK, N.A., as Administrative Agent by: _________________________ Name: Title:
_______________, as Assignee by: _________________________ Name: Title:
[[INSERT NAME],
as Swingline Lender

by: _________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Issuing Bank

by: _________________________
Name:
Title:

[INSERT NAME],
as Issuing Bank

by: _________________________
Name:
Title:]

[Signature page to Assignment and Acceptance]

[[APOLLO MANAGEMENT HOLDINGS, L.P.
By: Apollo Management Holdings GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO MANAGEMENT, L.P.
By: Apollo Management GP, LLC, its general partner

By: _________________________
Name:
Title:]
[APOLLO CAPITAL MANAGEMENT, L.P.
By: Apollo Capital Management GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO INTERNATIONAL MANAGEMENT, L.P.
By: Apollo International Management GP, LLC, its general partner by: _________________________
Name:
Title:]
[AAA HOLDINGS, L.P.
By: AAA Holdings GP Limited, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS I, L.P.
By: Apollo Principal Holdings I GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS II, L.P.
By: Apollo Principal Holdings II GP, LLC, its general partner
By: _________________________
Name:
      Title:]

[APOLLO PRINCIPAL HOLDINGS III, L.P.
By: Apollo Principal Holdings III GP, Ltd., its general partner
By: _________________________
Name:
Title:]
[APOLLO PRINCIPAL HOLDINGS IV, L.P.
By: Apollo Principal Holdings IV GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS V, L.P.
By: Apollo Principal Holdings V GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VI, L.P.
By: Apollo Principal Holdings VI GP, LLC, its general partner
By: _________________________
      Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VII, L.P.
By: Apollo Principal Holdings VII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VIII, L.P.
By: Apollo Principal Holdings VIII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IX, L.P.
By: Apollo Principal Holdings IX GP, Ltd., its general partner
By: _________________________
Name:
Title:]

 [ST HOLDINGS GP, LLC
by: _________________________
Name:
Title:]

   [ST MANAGEMENT HOLDINGS, LLC.
by: _________________________
Name:
Title:]]

[Signature page to Assignment and Acceptance]

[Signature page to Assignment and Acceptance]

EXHIBIT B

FORM OF ADMINISTRATIVE QUESTIONNAIRE
ARTICLE XI    Administrative Questionnaire
DEAL NAME: APOLLO MANAGEMENT HOLDINGS, L.P

Agent Address:	JPMorgan Chase Bank, N.A	Return form to:	Josh Pauley
	500 Stanton Christiana Road	Telephone:	302-634-4067
	Ops Building 2, 3rd Floor	Facsimile:	302-634-4712
	Newark, DE 19713-2107	E-mail:	Deal.Management.Team@jpmchase.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Lender Markit Entity Identifier (MEI): ________________________________

Legal Name of Lender to appear in Documentation:

Signature Block Information:

■ Signing Credit Agreement
■ Coming in via Assignment

Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Fund Manager:	N/A
Lender Parent:	N/A
Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.
Syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and state securities laws.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

The above listed individuals will be given access to any related IntraLinks site for information distribution.

Should your institution require more than the contacts listed above, please add additional names on the Annex A provided with the above information for ALL individuals who require IntraLinks access.

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Operations Contact	Operations Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:
	Bid Contact	L/C Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Agent’s Wire Instructions

Bank Name:	JPMorgan Chase Bank N.A.
ABA/Routing No.:	21000021
Account Name:	LS2 Incoming Account
Account No.:	9008113381H0328
FFC Account Name:	NA
FFC Account No.:	NA
Attention:	Loan & Agency
Reference:	APOLLO MANAGEMENT HOLDINGS, L.P

Agent’s DTCC Account Number:

DTCC00006161
Tax Documents
NON-U.S. LENDER INSTITUTIONS:
I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

ANNEX A

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

FORM OF BORROWING REQUEST
Date: ________________, 20____

To:
JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you of the Borrowing specified below:

1.	The Borrowing will be a Borrowing of _________ Loans.

2.	The aggregate amount of the proposed Borrowing is: $_________.

3.	The Business Day of the proposed Borrowing is: _____________, 20___.

4.	The Borrowing is comprised of $___________ of ABR Loans and $____________ of Eurocurrency Loans.

5.	The duration of the Interest Period for the Eurocurrency Loans, if any, included in the Borrowing shall be ____________ month(s).

6.	The location and number of the account to which the proceeds of such Borrowing are to be deposited is _________________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:
(A)    The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects as of the date hereof), with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and
(B)    No Event of Default or Default has occurred and is continuing.

[Signature page follows.]
This Borrowing Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

[APOLLO MANAGEMENT HOLDINGS, L.P.
By: Apollo Management Holdings GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO MANAGEMENT, L.P.
By: Apollo Management GP, LLC, its general partner

By: _________________________
Name:
Title:]
[APOLLO CAPITAL MANAGEMENT, L.P.
By: Apollo Capital Management GP, LLC, its general partner
By: _________________________
Name:
Title:]
[APOLLO INTERNATIONAL MANAGEMENT, L.P.
By: Apollo International Management GP, LLC, its general partner by: _________________________
Name:
      Title:]
[AAA HOLDINGS, L.P.
By: AAA Holdings GP Limited, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS I, L.P.
By: Apollo Principal Holdings I GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS II, L.P.
By: Apollo Principal Holdings II GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS III, L.P.
By: Apollo Principal Holdings III GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IV, L.P.
By: Apollo Principal Holdings IV GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS V, L.P.
By: Apollo Principal Holdings V GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VI, L.P.
By: Apollo Principal Holdings VI GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VII, L.P.
By: Apollo Principal Holdings VII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VIII, L.P.
By: Apollo Principal Holdings VIII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IX, L.P.
By: Apollo Principal Holdings IX GP, Ltd., its general partner
By: _________________________
Name:
Title:]

 [ST HOLDINGS GP, LLC
by: _________________________
Name:
Title:]

   [ST MANAGEMENT HOLDINGS, LLC.
by: _________________________
Name:
Title:]

FORM OF SWINGLINE BORROWING REQUEST
Date: ________________, 20____

To:
JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman exempted Islands limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.04(b) of the Credit Agreement, of the Swingline Borrowing specified below:

1.	The Business Day of the proposed Swingline Borrowing is: _____________, 20___.

2.	The aggregate amount of the proposed Swingline Borrowing is: $____________.

3.	The location and number of the account to which the proceeds of such Swingline Borrowing are to be deposited is _____________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Swingline Borrowing:
(A)    The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and
(B)    No Event of Default or Default has occurred and is continuing.

[Signature page follows.]

This Swingline Borrowing Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

[APOLLO MANAGEMENT HOLDINGS, L.P.
By: Apollo Management Holdings GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO MANAGEMENT, L.P.
By: Apollo Management GP, LLC, its general partner

By: _________________________
Name:
Title:]
[APOLLO CAPITAL MANAGEMENT, L.P.
By: Apollo Capital Management GP, LLC, its general partner
By: _________________________
Name:
Title:]
[APOLLO INTERNATIONAL MANAGEMENT, L.P.
By: Apollo International Management GP, LLC, its general partner by: _________________________
Name:
Title:]
[AAA HOLDINGS, L.P.
By: AAA Holdings GP Limited, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS I, L.P.
By: Apollo Principal Holdings I GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS II, L.P.
By: Apollo Principal Holdings II GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS III, L.P.
By: Apollo Principal Holdings III GP, Ltd., its general partner
By: _________________________
Name:
      Title:]

[APOLLO PRINCIPAL HOLDINGS IV, L.P.
By: Apollo Principal Holdings IV GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS V, L.P.
By: Apollo Principal Holdings V GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VI, L.P.
By: Apollo Principal Holdings VI GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VII, L.P.
By: Apollo Principal Holdings VII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VIII, L.P.
By: Apollo Principal Holdings VIII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IX, L.P.
By: Apollo Principal Holdings IX GP, Ltd., its general partner
By: _________________________
Name:
Title:]

 [ST HOLDINGS GP, LLC
by: _________________________
Name:
Title:]

   [ST MANAGEMENT HOLDINGS, LLC.
by: _________________________
Name:
Title:]

FORM OF INTEREST ELECTION REQUEST
Date: ________________, __________

To:
JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman exempted Islands limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the undersigned Borrower hereby makes an election with respect to the Loans under the Credit Agreement specified below, and in connection therewith such Borrower specifies the following information with respect to such election:

1.	Borrowing to which this request applies (including Facility, principal amount and Type of Loans subject to election): _________________.

2.	Effective date of election: _____________, 20___.

3.	The Loans are to be [converted into] [continued as] [ABR] [Eurocurrency] Loans.

4.	The duration of the Interest Period for the Eurocurrency Loans, if any, included in the election shall be ______________ months.

[Signature page follows.]

This Interest Election Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

[APOLLO MANAGEMENT HOLDINGS, L.P.
By: Apollo Management Holdings GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO MANAGEMENT, L.P.
By: Apollo Management GP, LLC, its general partner

By: _________________________
Name:
Title:]
[APOLLO CAPITAL MANAGEMENT, L.P.
By: Apollo Capital Management GP, LLC, its general partner
By: _________________________
Name:
Title:]
[APOLLO INTERNATIONAL MANAGEMENT, L.P.
By: Apollo International Management GP, LLC, its general partner by: _________________________
Name:
Title:]
[AAA HOLDINGS, L.P.
By: AAA Holdings GP Limited, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS I, L.P.
By: Apollo Principal Holdings I GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS II, L.P.
By: Apollo Principal Holdings II GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS III, L.P.
By: Apollo Principal Holdings III GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IV, L.P.
By: Apollo Principal Holdings IV GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS V, L.P.
By: Apollo Principal Holdings V GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VI, L.P.
By: Apollo Principal Holdings VI GP, LLC, its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VII, L.P.
By: Apollo Principal Holdings VII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS VIII, L.P.
By: Apollo Principal Holdings VIII GP, Ltd., its general partner
By: _________________________
Name:
Title:]

[APOLLO PRINCIPAL HOLDINGS IX, L.P.
By: Apollo Principal Holdings IX GP, Ltd., its general partner
By: _________________________
Name:
Title:]

 [ST HOLDINGS GP, LLC
by: _________________________
Name:
Title:]

   [ST MANAGEMENT HOLDINGS, LLC.
by: _________________________
Name:
Title:]

FORM OF PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1.The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Section 9.04(i) thereof), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
2.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) other than as set forth in clause (a) hereof, assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any Subsidiary or the performance or observance by any Loan Party of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches any Notes held by it evidencing the Assigned Facilities. To the extent the Assignor has retained any interest in the Assigned Facility and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).
3.    The Assignee (a) represents and warrants that it has full power and authority and is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) represents and warrants that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws (or, in the case of any such person that is not a public reporting company, material information of a type that would not be reasonably expected to be publicly available if such person were a public reporting company) with respect to the Borrowers, the Subsidiaries or their respective securities that (A) has not been disclosed to the Assignor (other than because any such Assignor does not wish to receive material non-public information (or, in the case of any such person that is not a public reporting company, material information of a type that would not be reasonably expected to be publicly available if such person were a public reporting company) with respect to the Borrowers, the Subsidiaries or their respective securities) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, Assignor’s decision to assign the Assigned Facilities to the Assignee.
4.    The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event.
5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) (i) to the Assignor for amounts which have accrued prior to the Effective Date and (ii) subject to terms and conditions set forth in the Credit Agreement (including, without limitation, Section 2.18(f) thereof), to the Assignee for amounts which have accrued from and after the Effective Date.
6.    As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
7.    This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by electronic means shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.
8.    This Permitted Loan Purchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written.

[INSERT NAME],
    as Assignor

By: ___________________
                         Name:                                               Title:

EXHIBIT F

[INSERT NAME],
    as Assignee

By: ___________________
                         Name:                                               Title:

SCHEDULE 1
Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:

Effective Date of Assignment:
Assigned Interests:

Facility Assigned	(1) Amount of Loans / Commitments Assigned	(2) Aggregate Amount of Loans or Commitments of the Assigned Facility	(3) Aggregate Amount of Outstanding Term Loans and Aggregate Commitments in respect of other Facilities	(1) / (2) x 100%	(1) / (3) x 100%
Term Loans/ Commitments
Revolving Facility Loans/Commitments

FORM OF GUARANTOR JOINDER AGREEMENT

SUPPLEMENT NO. ___, dated as of ___________ ____, 20__ (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors listed on the signature pages thereto (collectively, the “Existing Guarantors”); (iv) the lenders party thereto from time to time (the “Lenders”); (v) the issuing banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.	Each Existing Guarantor has entered into the Credit Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.

C.
Section 5.07 of the Credit Agreement provides that additional Material AGM Operating Group Entities must become Guarantors under the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Material AGM Operating Group Entity (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Credit Agreement in order to induce the Lenders to maintain and/or make additional Loans and each Issuing Bank to maintain and/or issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the New Guarantor agrees as follows:
SECTION 1. In accordance with Section 5.07 of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Guarantor does hereby guarantee to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due as set forth in the Credit Agreement. Each reference to a “Guarantor” in the Credit Agreement and in this Supplement shall be deemed to include the New Guarantor. The Credit Agreement is hereby incorporated herein by reference.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of one primary outside counsel to the Administrative Agent.
[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Credit Agreement as of the day and year first above written.
[Name of New Guarantor]

By:	Name: Title:

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the applicable Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the applicable Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature page follows.]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature page follows.]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(e) and Section 9.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature page follows.]
[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement, dated as of December 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto from time to time; (iv) the lenders party thereto from time to time (the “Lenders”); (v) the Issuing Banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 2.17(e) and Section 9.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature page follows.]

[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

Schedule 1.01
Designated Lenders on Closing Date

JPMorgan
Bank of America Merrill Lynch
Barclays
Citibank
Credit Suisse
Deutsche Bank
Goldman Sachs
Morgan Stanley
RBC
UBS
Wells Fargo
BMO
Mizuho
Nomura
Societe Generale

Schedule 2.01
Commitments and Loans

Lender	Closing Date Term B Loans	Initial Revolving Facility Commitment	Total
JPMorgan Chase Bank, N.A.	$63,000,000	$42,000,000	$105,000,000
Bank of America, N.A.	$55,500,000	$37,000,000	$92,500,000
Barclays Bank PLC	$55,500,000	$37,000,000	$92,500,000
Citibank, N.A.	$55,500,000	$37,000,000	$92,500,000
Credit Suisse AG, Cayman Island Branch	$55,500,000	$37,000,000	$92,500,000
Deutsche Bank Trust Company Americas	$55,500,000	$37,000,000	$92,500,000
Goldman Sachs Bank USA	$55,500,000	$37,000,000	$92,500,000
Morgan Stanley Bank, N.A.	$55,500,000	$37,000,000	$92,500,000
Royal Bank of Canada	$55,500,000	$37,000,000	$92,500,000
UBS AG, Stamford Branch	$55,500,000	$37,000,000	$92,500,000
Wells Fargo Bank, National Association	$55,500,000	$37,000,000	$92,500,000
BMO Harris Bank N.A.	$33,000,000	$22,000,000	$55,000,000
Mizuho Bank, Ltd.	$33,000,000	$22,000,000	$55,000,000
Nomura Corporate Funding Americas, LLC	$33,000,000	$22,000,000	$55,000,000
Societe Generale	$33,000,000	$22,000,000	$55,000,000
Apollo Principal Holdings V, L.P.	$271,727,272.73	$0	$271,727,272.73*
Total	$1,021,727,272.73	$500,000,000	$1,521,727,272.73
* Subordinated Obligations
Schedule 6.01
Indebtedness

None.

Schedule 6.02(a)
Liens

None.

Schedule 9.01
Notice Information

Party	Notice Address
Any Loan Party
Apollo Management Holdings, L.P.
c/o Apollo Management
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: Martin Kelly
Telephone: (212) 822-0480
Facsimile: (646) 607-0941
Email Address: mkelly@apollolp.com

with copy to:

9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: John Suydam
Telephone: (212) 515-3237
Facsimile: (212) 515-3251
Email Address: jsuydam@apollolp.com

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Brad J. Finkelstein
Telephone: (212) 373-3074
Facsimile: (212) 492-0074
Email Address: bfinkelstein@paulweiss.com

Administrative Agent and Initial Issuing Bank
For notices on the Credit Agreement:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, Ops 2
Newark, DE 19713
Attention: John Enyam
Telephone: (302) 634-8833
Facsimile: (302) 634-4733
Email Address: john.enyam@jpmorgan.com
For purposes other than draw/roll notices:

JPMorgan Chase Bank, N.A.
383 Madison Avenue, 23rd Floor
New York, NY 10179
Attention: Michael Kusner
Telephone: (212) 270-5650
Email Address: michael.e.kusner@jpmorgan.com

[Signature Page to Credit Agreement]

[Signature Page to Credit Agreement]